Exhibit 10.40
***Indicates material has been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission. A complete copy of this Agreement has been filed with the Securities and Exchange Commission.

EQUITY INTEREST AND ASSET PURCHASE AND SALE AGREEMENT
among
WCA WASTE CORPORATION,
WCA TEXAS MANAGEMENT GENERAL, INC.,
WCA MANAGEMENT LIMITED, INC.
WCA OF FLORIDA, LLC,
SOUTHWEST DUMPSTER, INC.,
WASTE SERVICES, INC.,
WASTE SERVICES OF FLORIDA, INC.,
WS GENERAL PARTNER, LLC
and
WASTE SERVICES LIMITED PARTNER, LLC

June 29, 2007

EQUITY INTEREST AND ASSET PURCHASE AND SALE AGREEMENT
     THIS EQUITY INTEREST AND ASSET PURCHASE AND SALE AGREEMENT (this “Agreement”) is made effective the 29th day of June, 2007, among WCA Waste Corporation, a Delaware corporation (“WCA Parent”), WCA Texas Management General, Inc., a Delaware corporation (“WCT GP”), WCA Management Limited, Inc., a Delaware corporation (“WCT LP”), WCA of Florida, LLC, a Delaware limited liability company (“WCF”), Southwest Dumpster, Inc., a Florida corporation (“SW”), Waste Services, Inc., a Delaware corporation (“WSI Parent”), Waste Services of Florida, Inc., a Delaware corporation (“WSF”), WS General Partner, LLC, a Texas limited liability company (“WSGP”) and Waste Services Limited Partner, LLC, a Delaware limited liability company (“WSLP”) (WCA Parent, WCT GP, WCT LP, WCF and SW are collectively referred to as the “WCA Parties;” and WSI Parent, WSF, WSGP and WSLP are collectively referred to as the “WSI Parties”).
     WHEREAS, WSGP is the sole record and beneficial owner of all of the issued and outstanding general partner interests (the “GP Interests”) of each of (a) Fort Bend Regional Landfill LP, a Texas limited partnership (“Fort Bend Landfill”) that owns and operates the Fort Bend Regional Landfill, a municipal solid waste landfill (the “Landfill”); (b) Ruffino Hills Transfer Station LP, a Texas limited partnership (“Ruffino”) that operates a transfer station (the “Transfer Station”) that it leases from the City of Bellaire, Texas pursuant to a ground lease agreement dated October 11, 1999 (as amended, the “Ruffino Lease”); and (c) WSI Waste Services of Texas, LP, a Texas limited partnership (“WST”) that owns and operates a roll-off hauling business (the “Hauling Business”) in the Houston metropolitan area (the foregoing entities referred to collectively as the “WSI Companies”); WSLP is the sole record and beneficial owner of all of the issued and outstanding limited partner interests (“LP Interests”) of each of the WSI Companies; and the GP Interests and the LP Interests together represent all of the authorized, issued and outstanding equity interests (“Equity Interests”) of each of the WSI Companies; and
     WHEREAS, WSGP wishes to sell and WCT GP wishes to buy all of the GP Interests in each of the WSI Companies; and WSLP wishes to sell and WCT LP wishes to buy all of the LP Interests in each of the WSI Companies; and
     WHEREAS, WCF owns and operates a materials recovery facility (the “MRF”) in Fort Myers, Florida; WCF is the sole record and beneficial owner of all of the issued and outstanding stock of SW, which owns and operates a collection business (the “Collection Business”) in Collier, Lee and Charlotte counties, Florida; and WCF wishes to sell, and WSF wishes to purchase substantially all of the businesses and assets of WCF owned and/or operating in Collier, Lee and Charlotte counties, Florida (the “Ft. Myers Assets”), including all issued and outstanding stock of SW;
     NOW, THEREFORE, in consideration of the premises and of the mutual agreements set forth below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows, intending to be legally bound hereby:

1. Transfer of Equity Interests and Transferred Assets; Delivery of Other Assets and Consideration»
     1.1 Specified Interests and Assets. Subject to the terms and conditions of this Agreement, effective as of the Closing Date (as hereinafter defined) the parties will take the following actions, and shall transfer ownership of the Equity Interests and Transferred Assets described herein, and shall further deliver the consideration specified below and take the further actions required of them under this Agreement:
     (a) WSGP shall assign, convey, transfer and deliver to WCT GP 100% of the GP Interests in each of the WSI Companies.
     (b) WSLP shall assign, convey, transfer and deliver to WCT LP 100% of the LP Interests in each of the WSI Companies.
     (c) WCF shall assign, convey, transfer and deliver to WSF substantially all of its assets located in Collier, Lee and Charlotte counties, Florida (hereinafter, the “Ft. Myers Assets”), all of the issued and outstanding stock of SW (the “SW Shares”), and prior to the Closing shall have conveyed to SW the rights and obligations of WCF in and to that certain Closing and Stock Purchase Agreement among WCF, William N. Veloz and SW, dated January 3, 2007 (the “SW Agreement”) as more particularly described on the Schedules attached hereto (the Ft. Myers Assets, the SW Shares and the SW Agreement are collectively referred to herein as the “Transferred Assets”).
     (d) WCA Parent will deliver to WSI Parent, on behalf of WSGP and WSLP, by wire transfer to an account designated by such Parties, cash in the amount of $22,704,329.00, representing in the aggregate an amount equal to (i) $23,700,000, less (ii) all amounts currently on deposit with WSI Parent or any of its affiliated parties pursuant to that certain Solid Waste Disposal Agreement by and between Waste Corporation of Texas, L.P. and Fort Bend Landfill dated March 23, 2005, plus the net amount due from the WCA Parties to the WSI Parties pursuant to Section 2.2.
     (e) WSI Parent and WSF will make and deliver to WCA Parent their joint and several promissory note (the “Note”), which shall be secured by a first priority purchase money security interest in the real estate being transferred by WCF to the WSI Parties, which Note shall be paid in equal monthly installments of $125,000 per month for eighty-four (84) consecutive months, with the first payment thereof due on August 1, 2007 and on the first day of each month thereafter.
     1.2 WSI Texas Assets. It is the Parties’ understanding and intent that all properties, assets and rights of every type relating to facilities, operations or operating rights within the State of Texas (collectively, the “WSI Texas Assets”) are owned or leased by one or more of the WSI Companies; and by virtue of Sections 1.1(a) and 1.1(b) above, all such WSI Texas Assets shall remain in the WSI Companies, which shall from and after the Closing Date be owned by WCT GP and WCT LP. Notwithstanding the foregoing, in the event that any WSI Texas Assets exist that are owned by any of the WSI Parties or their Affiliates, the WSI Parties hereby jointly and severally convey, transfer, assign, set over and deliver to WCT GP, and shall cause their

Affiliates to convey, transfer, assign, set over and deliver, the WSI Texas Assets to WCT GP, without any further consideration.
     1.3 Transferred Assets. It is the Parties’ understanding and intent that all properties, assets and rights of every type relating to facilities, operations or operating rights within the counties of Collier, Lee and Charlotte, Florida (collectively, the “WCA Florida Assets”) are owned by either SW or WCF; and by virtue of Sections 1.1(c) and 1.1(d) above, all such WCA Florida Assets shall remain in the aforementioned counties and after the Closing Date be owned by WSF. Notwithstanding the foregoing, in the event that any WCA Florida Assets exist that are owned by any of the WCA Parties or their Affiliates, the WCA Parties hereby jointly and severally convey, transfer, assign, set over and deliver to WSF, and shall cause their Affiliates to convey, transfer, assign, set over and deliver, the WCA Florida Assets to WSF, without any further consideration.
     1.4 Interests and Assets Free and Clear of Liens. All of the Equity Interests, Transferred Assets, the WSI Texas Assets and all other properties and assets of all types to be conveyed or transferred hereunder or owned by SW shall be delivered hereunder free and clear of all liens and encumbrances, except for (a) those encumbrances to title listed on Exhibits 1.4(a) (i) and 1.4(a)(ii); and (b) the first priority purchase money security interest described in item 1.1(e) above.
2. Working Capital Adjustment»
     2.1 Current Liabilities.
     Immediately prior to the Closing, (a) the WSI Companies will assign and transfer to WSGP all of the Current Liabilities of the WSI Companies, and (b) SW will transfer to WCF all of the Current Liabilities of SW. In addition, WCF will retain all of its Current Liabilities with respect to the Ft. Myers Assets. To the extent that the consideration extended by third parties to any party to this Agreement with respect to any Current Liability is partially utilized prior to the Closing and partially utilized after the Closing (a “Cross-Over Liability”), then each of WSI Parent and WCA Parent will be responsible for the pro rata share of such Current Liability applicable to its pre-closing subsidiaries.
     2.2 Trade Accounts Receivable.
     At Closing, (a) WCA Parent will pay WSI Parent an amount equal to the Trade Accounts Receivable of the WSI Companies as of the Closing Date, and (b) WSI Parent will pay WCA Parent an amount equal to the Trade Accounts Receivable of the Transferred Assets as of the Closing Date.
     2.3 Reconciliation.
     On each consecutive Friday immediately following Closing, (a) WSI Parent will pay over to WCA Parent all sums received by WSI Parent with respect to the WSI Companies’ Trade Accounts Receivable, and (b) WCA Parent will pay over to WSI Parent all sums received by WCA Parent with respect to the Trade Accounts Receivable of the Transferred Assets. Prior to August 31, 2007 WSI Parent will prepare a statement reconciling each Parties’ pro rata share of the Cross-Over Liabilities applicable to the WSI Companies and WCA Parent will prepare a statement reconciling each Parties’ pro rata share of the Cross-Over Liabilities applicable to the Transferred Assets. Each of WCA Parent and WSI Parent will pay over to the other an amount equal to its pro rata share of the Cross-Over Liabilities. In addition, to the extent that any Trade Account Payable purchased by a Party is determined to have been improperly included as a Trade Account Payable, the transferor of such Trade Account Payable shall reimburse the transferee for amounts paid therefore.
3. Representations and Warranties of the WSI Parties»
     The WSI Parties make the following representations and warranties jointly and severally, and represent and warrant that all of the following representations and warranties are true as of the date of this Agreement and shall be true on the Closing Date:
     3.1 Due Organization.
     (a) Each of the WSI Companies is a limited partnership, duly formed, validly existing and in good standing under the laws of its state of formation, and is duly authorized, qualified and licensed under all applicable laws, regulations, ordinances and orders of public authorities to carry on its business in the places and in the manner as now conducted. Copies of the Certificates of Limited Partnership (certified by the Secretary of State of each such WSI Company’s state of formation) and Agreement of Limited Partnership, each as amended, of each such WSI Company are all attached hereto as Schedule 3.1(a). The records and minutes books of each of the WSI Companies, as heretofore made available to the WCA Parties, are correct and complete, and will be delivered to the WCA Parties at Closing.
     (b) Each of WSGP and WSLP is a limited liability company duly organized, validly existing and in good standing under the laws of its state of organization, and is duly authorized, qualified and licensed under all applicable laws, regulations, ordinances and orders of public authorities to carry on its business in the places and in the manner as now conducted or as proposed to be conducted. Copies of the Articles of Organization (certified by the Secretary of State of each of WSGP’s and WSLP’s state of organization) and Operating Agreement (certified by the Secretary of each of WSGP and WSLP), as amended, of each of WSGP and WSLP, are attached hereto as Schedule 3.1(b). The records and minutes books of each of WSGP and WSLP, as heretofore made available to the WCA Parties, are correct and complete.
     3.2 Authorization, Validity and Effect of Agreements.
     (a) This Agreement constitutes, and all agreements and documents contemplated hereby when executed and delivered pursuant hereto for value received will constitute, the valid and legally binding obligations of the WSI Parties enforceable in accordance with their terms, subject to (i) applicable bankruptcy, insolvency or other similar laws relating to creditor’s rights generally and (ii) general principles of equity, regardless of whether considered in a proceeding in equity or at law.

     (b) The execution and delivery of this Agreement by the WSI Parties does not, and the consummation of the transactions contemplated hereby by the WSI Parties will not (i) except as set forth on Schedule 3.2 hereof, require the consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority or any third party; (ii) result in the breach of any term or provision of, or constitute a default under, or result in the acceleration of or entitle any party to accelerate (whether after the giving of notice or the lapse of time or both) any obligation under, or result in the creation or imposition of any Lien upon any part of the property of the WSI Parties or any of the WSI Companies pursuant to any provision of any order, judgment, arbitration award, injunction, decree, indenture, mortgage, lease, license, lien, or other agreement or instrument to which any the WSI Parties or any WSI Company is a party or by which it is bound; or (iii) violate or conflict with any provision of the respective Certificates of Limited Partnership, Articles of Organization, Agreements of Limited Partnership or Operating Agreement, each as amended to the date hereof and as applicable, of the WSI Parties.
     3.3 Equity Interests of the WSI Companies. All of the limited partnership interests of the WSI Companies is shown on Schedule 3.3. All of the limited partnership interests of the WSI Companies have been duly authorized and validly issued, are fully paid and nonassessable, are owned of record and beneficially by WSGP and WSLP in the percentages set forth in Schedule 3.3, and are free and clear of all liens, encumbrances and claims of every kind. All such limited partnership interests were offered, issued, sold and delivered in compliance with all applicable state and federal laws concerning the issuance of securities. Further, no such limited partnership interests were issued in violation of the preemptive rights of any past or present partner.
     3.4 Obligations to Issue or Sell Equity Interests. No right of first refusal, option, warrant, call, conversion right or commitment of any kind exists which obligates any WSI Company to issue any of its authorized but unissued limited partnership interests or other securities or equity interests. In addition, there are no (a) outstanding securities or obligations which are convertible into or exchangeable for any limited partnership interests or other securities of any WSI Company, or (b) contracts, arrangements or commitments, written or otherwise, under which any WSI Company is or may become bound to sell or otherwise issue any of its limited partnership interests or other securities or equity interests. Without limiting the generality of the foregoing, there is no valid basis upon which any person (other than WSGP and WSLP) may claim to be in any way the record or beneficial owner of, or to be entitled to acquire (of record or beneficially), any limited partnership interest or other security or equity interest of any WSI Company, and no person has made or, to the WSI Parties’ knowledge, threatened to make any such claim. In addition, no WSI Company has any obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of its limited partnership interests or other securities or equity interests therein or to pay any dividend or make any distribution in respect thereof.
     3.5 Subsidiaries. No WSI Company (a) presently owns, of record or beneficially, or controls, directly or indirectly, any capital stock, securities convertible into capital stock, membership interest, partnership interest, limited partnership interest or any other equity interest in any corporation, limited liability company, partnership, limited partnership, association or business entity; or (b) is, directly or indirectly, a participant in any joint venture, partnership or other non-corporate entity, save and except any joint venture solely with another WSI Company.
     3.6 Predecessor Status; etc. Set forth on Schedule 3.6 is a list of all of the names of all predecessors of each WSI Company, including the names of any entities from whom each WSI Company previously acquired significant assets or with whom each WSI Company merged. Except as disclosed in Schedule 3.6, no WSI Company has ever been a subsidiary or division of another company nor been a part of an acquisition which was later rescinded.
     3.7 Financial Statements.
     (a) the WSI Parties have furnished to the WCA Parties (and copies of which are attached hereto as Schedule 3.7(a)) the statements of operations of the WSI Companies for the years ending December 31, 2004, December 31, 2005 and December 31, 2006. The financial statements referred to in this subsection are herein collectively referred to as the “WSI Financial Statements.”
     (b) the WSI Parties have furnished to the WCA Parties (and copies of which are attached hereto as Schedule 3.7(b)) the statements of operations of the WSI Companies for the period beginning January 1, 2007 and ending May 31, 2007. The financial statements referred to in this subsection are herein collectively referred to as the “Interim WSI Financial Statements.”
     (c) The Financial Statements and the Interim Financial Statements, collectively, in all material respects fairly set forth the financial condition of the WSI Companies as of the dates indicated, and the results of its operations for the periods indicated, and are in accordance with generally accepted accounting principles consistently applied, except as otherwise stated therein or in any attachment to Schedules 3.7(a) and 3.7(b) attached hereto.
     3.8 [Intentionally Omitted].
     3.9 Approvals. Except as set forth on Schedule 3.9, no authorization, consent or approval of, or registration or filing with, any governmental authority or any other person is or was required to be obtained or made by the WSI Parties or any WSI Company in connection with the execution, delivery or performance of this Agreement. All authorizations, consents and approvals set forth on Schedule 3.9 have been obtained, and all registrations and filings have been accomplished.
     3.10 Accounts and Notes Receivable. The WSI Parties have delivered to the WCA Parties on Schedule 3.10 an accurate list of the WSI Companies’ accounts and notes receivable as of June 27, 2007 and as of the Closing Date, including receivables from and advances to their respective employees and to any other WSI Party or an Affiliate thereof. The WSI Parties shall provide the WCA Parties with an aging of all accounts and notes receivable showing amounts due in 30-day aging categories for each WSI Company. To the best knowledge of the WSI Parties, such accounts and notes of the WSI Companies are collectible in the amounts shown on Schedule 3.10.

     3.11 Permits and Intangibles.
     (a) The WSI Parties have delivered to the WCA Parties on Schedule 3.11(a) an accurate list and summary description as of the Closing Date of all of the certificates of need, permits, titles (including motor vehicle titles and current registrations), fuel permits, licenses, orders, approvals, franchises, certificates, trademarks, trade names, patents, patent applications, copyrights and similar rights of approvals owned or held by each WSI Company, all of which are now valid, in good standing and in full force and effect.
     (b) Except as set forth on Schedule 3.11(b), such permits, titles, fuel permits, licenses, orders, approvals, franchises, certificates, trademarks, trade names, patents, patent applications, copyrights and similar rights of approvals are adequate for the operation of the WSI Companies, as presently constituted.
     (c) Except as set forth on Schedule 3.11(c), the WSI Parties have delivered to the WCA Parties a description and copies as of the date of this Agreement, of all of the WSI Companies’ material records, reports, notifications, pending permit applications, engineering studies, environmental impact studies filed or submitted or required to be filed or submitted to governmental agencies, other governmental approvals or applications for approval and of all material notifications from such governmental agencies.
     3.12 Personal Property, Options and Leases. The WSI Parties have delivered to the WCA Parties on Schedule 3.12 an accurate list and a complete description as of the Closing Date of all of the personal property, leases for equipment and real properties on which are situated buildings, warehouses, workshops, garages and other structures used by the WSI Companies, and any option to purchase real property and including an indication as to which assets were formerly owned by business or personal Affiliates of each WSI Company. All leases set forth on Schedule 3.12 are in full force and effect, constitute valid and binding agreements of the parties (and their successors) thereto in accordance with their respective terms, and do not require the assent of any party thereto or any third party in order to remain in full force and effect after the Closing. All assets used by the WSI Companies are either owned by a WSI Company or leased under an agreement indicated on Schedule 3.12. Except as described on Schedule 3.12, there are no liens, mortgages, charges, restrictions, pledges, security interests, options, leases, claims, easements, encroachments or encumbrances on any property or assets owned or used by any WSI Company.
     3.13 Customers; Contracts and Commitments.
     (a) Schedule 3.13(a) sets forth the names and addresses of all of the customers of the WSI Companies as of the date hereof, and sets forth monthly billing information related to such customers. None of the customers, to the knowledge of the WSI Parties, intends to terminate or change significantly, its relationship as presently existing, and the WSI Parties have received no notice to such effect.

     (b) Schedule 3.13(b) sets forth a true and complete list of all of the WSI Companies’ contracts, agreements and other instruments and arrangements (whether written or oral) (i) by which any WSI Company is bound or affected or (ii) to which any WSI Company is a party (the “Contracts”), including but not limited to: (A) arrangements relating to providing solid waste collection, transportation or disposal services to any person or entity; (B) licenses, permits, insurance policies and other arrangements concerning or relating to real estate; (C) employment, consulting, collective bargaining or other similar arrangements relating to or for the benefit of current, future or former employees, agents, and independent contractors or consultants; (D) agreements and instruments relating to the borrowing of money or obtaining of or extension of credit, (E) brokerage or finder’s agreements; (F) contracts involving a sharing of profits or expenses; (G) acquisition or divestiture agreements; (H) service or operating agreements, manufacturer’s representative agreements or distributorship agreements; (I) arrangements limiting or restraining any WSI Company from engaging or competing in any lines of business or with any person; (J) documents granting a power of attorney; and (K) any other agreements or arrangements that are material to the operation of the WSI Companies.
     (c) Except as set forth on Schedule 3.13(c): (i) this Agreement will not give rise to the right of any WSI Party to terminate or modify any contract or agreement, (ii) no WSI Company is a party to any contract, agreement or other instrument or commitment which, singly or in the aggregate, materially and adversely affects such WSI Company’s business, operations, properties, assets or condition (financial or otherwise); and (iii) no WSI Company is bound by or subject to (and none of their respective assets or properties is bound by or subject to) any arrangement with any labor union.
     3.14 Real Property. Except as set forth on Schedule 3.14 attached hereto:
     (a) the WSI Companies own good and marketable title to their respective real property described on Schedule 3.14 (respectively, each “WSI Company’s Real Property”), free and clear of any lien, mortgage, charge, restriction, pledge, security interest, option, lease, claim, easement, encroachment or encumbrance (“Lien”), other than the Permitted Title Encumbrances, and no person has an option to purchase all or any portion of such real property;
     (b) No WSI Company’s Real Property is subject to any pending or threatened condemnation Proceedings against all or part thereof;
     (c) No WSI Company has ever granted any person or entity a lease, sublease, license, concession, or other right, written or oral, to use or occupy such WSI Company’s Real Property, nor has any WSI Company ever entered into an option, right of first refusal, or other agreement that would permit any person or entity to purchase all or part of such WSI Company’s Real Property; and
     (d) No WSI Company has ever owned, occupied, or conducted operations on any lands, other than that respective WSI Company’s Real Property.

     3.15 Insurance. The WSI Parties have delivered to the WCA Parties on Schedule 3.15 an accurate list of all of the insurance policies of the WSI Companies, as well as an accurate list of: (a) all of their respective insurance loss runs and worker’s compensation claims received for the past three (3) policy years; (b) all open claims; and (c) all known circumstances reasonably likely to result in a claim. Such insurance policies are currently in full force and effect and shall remain in full force and effect through the Closing Date. None of any WSI Company’s insurance has ever been canceled, and no WSI Company has ever been denied coverage.
     3.16 Employment Matters. Schedule 3.16 contains a list of all employees engaged to perform services for the WSI Companies, including the annual compensation, hourly wages, daily rate of pay, vacation, sick pay and other benefits for all such employees. The WSI Companies have paid in full to all of their respective employees all wages, salaries, commissions on jobs finished, bonuses and other direct compensation for all services performed (including accrued vacation) by them prior to the Closing and all amounts required to be reimbursed to the employees, and the WCA Parties will not, by reason of anything done prior to the Closing, be liable to any employee for “severance pay” or any other payment. The WSI Companies are in material compliance with all federal, state, local and foreign laws and regulations respecting employment and employment practices, terms and conditions of employment and wages and hours.
     3.17 Parachute Provisions. The WSI Parties have delivered to the WCA Parties on Schedule 3.17 an accurate schedule showing all of the WSI Companies’ employment agreements and any other agreements containing “parachute” provisions, and deferred compensation agreements (which shall be considered “liabilities” and assigned to WSGP pursuant to Section 3.8), together with copies of such plans, agreements and any trusts related thereto, and classifications of employees covered thereby as of the Closing Date.
     3.18 Benefit Plans; ERISA Compliance.
     (a) The WSI Parties are Affiliates of Waste Services, Inc. The WSI Companies participate in, but do not sponsor or maintain any “employee pension benefit plans” (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) (sometimes referred to in this Section 3.18 as “Pension Plans”), “employee welfare benefit plans” (as defined in Section 3(1) of ERISA) (sometimes referred to in this Section 3.18 as “Welfare Plans”) or any other Benefit Plans, as defined below.
     (b) No WSI Company maintains any Pension Plan or Benefit Plan intended to be a tax qualified plan described Section 401(a) of the Code, and no such plan is or has been subject to the minimum funding rules of Code Section 412 or ERISA Section 302, or the plan termination insurance provisions of Title IV of ERISA.
     (c) There are no voluntary employee benefit associations maintained by any WSI Company and intended to be exempt from federal income tax under Section 501(c)(9) of the Code.

     (e) Neither the execution of this Agreement nor the consummation of the transactions contemplated by this Agreement will give rise to, or trigger, any change of control, severance or other similar provisions in any Pension Plan, Welfare Plan or Benefit Plan that will obligate the WSI Companies to make such payment. The consummation of any transaction contemplated by this Agreement will not result in any: (i) payment (whether of severance pay or otherwise) becoming due from the WSI Companies to any of their respective officers, employees, former employees or directors or to the trustee under any “rabbi trust” or similar arrangement; (ii) benefit under any Benefit Plan applicable to the WSI Companies being established or becoming accelerated, vested or payable; or (iii) payment or series of payments by any WSI Company, directly or indirectly, to any person that would constitute a “parachute payment” within the meaning of Section 280G of the Code.
     (f) No WSI Company provides any material post-retirement medical, health, disability or death protection coverage or contribute to or maintain any employee welfare benefit plan which provides for medical, health, disability or death benefit coverage following termination of employment by any officer, director or employee except as is required by Section 4980B(f) of the Code or other applicable statute, nor has any WSI Company made any representations, agreements, covenants or commitments to provide that coverage.
     (g) With respect to any Welfare Plan applicable to the WSI Companies, (i) each such Welfare Plan that is a group health plan, as such term is defined in Section 5000(b)(1) of the Code, complies in all material respects with any applicable requirements of Part 6 of Title I of ERISA and Section 4980B(f) of the Code and (ii) each such Welfare Plan (including any such plan covering retirees or other former employees) may be amended or terminated with respect to health benefits without material liability to any WSI Company on or at any time after the Closing Date.
     (h) All contributions by any WSI Company required by law or by a collective bargaining or other agreement to be made under any Pension Plan, Welfare Plan or Benefit Plan with respect to all periods through the Closing Date, including a pro rata share of contributions due for the current plan year, will have been made by such date.
     (i) No WSI Company has, nor will any WSI Company have, any liability or obligation for taxes, penalties, contributions, losses, claims, damages, judgments, settlement costs, expenses, costs, or any other liability or liabilities of any nature whatsoever arising out of or in any manner relating to any Pension Plan, Welfare Plan or Benefit Plan (including but not limited to employee benefit plans such as foreign plans which are not subject to ERISA), that has been, or is, contributed to by any entity, whether or not incorporated, which is deemed to be under common control (as defined in Section 414 of the Code), with any such WSI Company.
     3.19 Conformity with Law.
     (a) Each WSI Company has complied in all material respects with, and no WSI Company is in material default under, any law, rule, ordinance, ruling, directive, or regulation or any order, award, judgment or decree of any court or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over such WSI Company or any of their respective assets or businesses; there are no claims, actions, suits or Proceedings, pending or threatened, against or affecting any WSI Company, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over such WSI Company or their respective businesses; and no notice of any claim, action, suit or Proceeding, whether pending or threatened, has been received by any WSI Company.
     (b) The WSI Companies have conducted and are conducting their respective operations in material compliance with the requirements, standards, criteria and conditions set forth in applicable federal, state and local statutes, ordinances, permits, licenses, orders, approvals, variances, rules and regulations, including, without limitation, all such laws, rules, ordinances, decrees and orders relating to intellectual property protection, transportation, wage and hour, antitrust matters, consumer protection, currency exchange, environmental protection, equal employment opportunity, health and occupational safety, pension and employee benefit matters, securities and investor protection matters, labor and employment matters, and trading-with-the-enemy matters.
     (c) No WSI Company has received any notification of any asserted present or past unremedied failure by it to comply with any of such laws, rules, ordinances, decrees or orders.
     3.20 Taxes.
     (a) Except as set forth on Schedule 3.20, each WSI Company has timely filed all requisite federal and other Tax Returns for all fiscal periods ended on or before the Closing Date; there are no open years, examinations in progress or claims against any WSI Company for federal and other Taxes (including penalties and interest) for any period or periods prior to and including the Closing Date; and, except as set forth on Schedule 3.20, no notice of any claim, whether pending or threatened, for Taxes has been received. After the Closing, no WSI Company will be obligated or liable in respect of any Tax pursuant to any Tax allocation or sharing agreement (i.e., any agreement or arrangement for the payment of Tax liabilities or payment for Tax benefits with respect to a consolidated, combined or unitary Tax Return which includes any such WSI Company) for periods ending prior to the Closing Date; there are no requests for rulings in respect of any Tax pending by any WSI Company with any tax authority; except as set forth on Schedule 3.20, no penalty or deficiency in respect of any Taxes which has been assessed against any WSI Company remains unpaid; and, except as set forth on Schedule 3.20, all Taxes (whether or not shown on any Tax Return) for all fiscal years ending on or before the Closing Date will be paid in the normal course of business by the WSI Parties.
     (b) No WSI Company is a subchapter S corporation within the meaning of sections 1361 and 1362 of the Internal Revenue Code of 1986, as amended (“Code”),

and no WSI Company is, or owns any equity interests in, any “qualified subchapter S subsidiary” within the meaning of sections 1361(b)(3)(B) and 1362 of the Code.
     3.21 Completeness. The certified copies of the Certificates of Limited Partnership and Agreement of Limited Partnership, each as amended to date, of the WSI Companies and the copies of all leases, instruments, agreements, licenses, permits, certificates or other documents which are included on schedules attached hereto or which have been delivered to the WCA Parties in connection with the transactions contemplated hereby are complete and correct; no WSI Company nor any other WSI Party hereto is in material default thereunder; except as set forth in the schedules and documents attached to this Agreement, the rights and benefits of each WSI Company thereunder will not be adversely affected by the transactions contemplated hereby; and the execution of this Agreement and the performance of the obligations hereunder will not violate or result in a breach or constitute a default under any of the terms or provisions thereof.
     3.22 Government Contracts. Except as set forth on Schedule 3.22, no WSI Company is now, and none has ever been, a party to any governmental contract subject to price redetermination or renegotiation.
     3.23 Absence of Changes. Except as set forth in Schedule 3.23, since May 31, 2007, there has not been:
     (a) any material adverse change in the financial condition, assets, liabilities (contingent or otherwise), income or business of any WSI Company;
     (b) any damage, destruction or loss (whether or not covered by insurance), change in zoning, or change in any law, rule, regulation, ordinance, or permit condition, materially adversely affecting the properties or business of any WSI Company;
     (c) any change in the authorized or outstanding limited partnership interests of any WSI Company or any grant of any options, warrants, calls, conversion rights or commitments;
     (d) any declaration or payment of any dividend or distribution in respect of the limited partnership interests or any direct or indirect redemption, purchase or other acquisition of any of the limited partnership interests of any WSI Company;
     (e) any bonus or any increase in the compensation, sales commissions, fringe benefits or fee arrangement payable or to become payable by any WSI Company to any of its officers, directors, employees, consultants or agents or any change in the method by which sales commissions are calculated and paid;
     (f) any work interruptions, labor grievances or claims filed or, to any WSI Company’s knowledge, any proposed law or regulation or any event or condition of any character, materially adversely affecting the business or future prospects of the WSI Companies;

     (g) any sale or transfer, or any agreement to sell or transfer, any assets, property or rights of any WSI Company to any person;
     (h) any cancellation, or agreement to cancel, any indebtedness or other obligation owing to any WSI Company;
     (i) any plan, agreement or arrangement granting any preferential rights to purchase or acquire any interest in the assets, property or rights of any WSI Company or requiring consent of any party to the transfer and assignment of any such assets, property or rights;
     (j) any purchase or acquisition, or agreement, plan or arrangement to purchase or acquire, any property, rights or assets of any WSI Company;
     (k) any waiver of any material rights or claims of any WSI Company;
     (l) any breach, amendment or termination of any material contract, agreement, license, permit or other right to which any WSI Company is a party; or
     (m) any transaction by any WSI Company outside the ordinary course of its business.
3.24 Deposit Accounts; Powers of Attorney. Each WSI Company has delivered to the WCA Parties on Schedule 3.24 an accurate list as of the date of this Agreement, of:
     (a) the name of each financial institution in which each such WSI Company has accounts or safe deposit boxes;
     (b) the names in which such accounts or boxes are held;
     (c) the type of accounts; and
     (d) the name of each person authorized to draw thereon or have access thereto.
     (e) Schedule 3.24 also sets forth the name of each person, corporation, firm or other entity holding a general or special power of attorney from each such WSI Company or any of its subsidiaries and a description of the terms of such power. Each such power has been or will be canceled on or before the Closing Date.
     (f) Schedule 3.24 also sets forth a list of all financial assurance instruments issued by or on behalf of each WSI Company, including the names of the surety, the obligee and the obligor for each such instrument, the penal sum for each such instrument, the purpose of such instrument, and the termination or renewal date of each such instrument.
     3.25 Proprietary Rights. Except as set forth on Schedule 3.25, no WSI Company owns or has any right or interest in any Intellectual Property, or any license or assignment with respect thereto. No WSI Company has granted to any third party a license or other authorization to use any Intellectual Property of such WSI Company (except to any other one or more of the WSI Companies), and no third party owns any ownership interest in or holds any claim, lien or other encumbrance, on any WSI Company’s Intellectual Property. Neither any WSI Company nor the WSI Parties has received any notification that any WSI Company has infringed upon or is infringing upon, or has engaged in or is engaging in any unauthorized use or misappropriation of, any Intellectual Property owned by or belonging to any other person; and there is no pending or threatened claim, and no basis for the assertion of any valid claim, against any WSI Company with respect to any such infringement, unauthorized use or misappropriation. Except for software used in connection with the operation of the WSI Companies, no WSI Company has entered into any licensing agreements to use the Intellectual Property of third parties, and no WSI Company owes to any third parties royalties for the use of Intellectual Property.
     3.26 Validity of Obligations. The execution and delivery of this Agreement by each WSI Company and the performance of the transactions contemplated herein have been duly and validly authorized by the partners of each WSI Company, and this Agreement has been duly and validly authorized by all necessary limited partnership action and is a legal, valid and binding obligation of each WSI Company and the WSI Parties.
     3.27 Relations with Governments. Neither any WSI Company, nor any shareholder, member, manager, director, officer, agent, employee or other person acting on behalf of any WSI Company, has used any funds of any WSI Company for improper or unlawful contributions, payments, gifts or entertainment, or made any improper or unlawful expenditures relating to political activity to domestic or foreign government officials or others. Each WSI Company has adequate financial controls to prevent such improper or unlawful contributions, payments, gifts, entertainment or expenditures. Neither any WSI Company, nor any partner, shareholder, member, manager, director, officer, agent, employee or other person acting on behalf of any WSI Company, has accepted or received any improper or unlawful contributions, payments, gifts or expenditures. The WSI Companies have at all times complied, and are in compliance, in all material respects, with the Foreign Corrupt Practices Act and in all material respects with all foreign laws and regulations relating to prevention of corrupt practices.
     3.28 Environmental Matters. The WSI Companies and the WSI Parties have delivered to the WCA Parties all of the correspondence, agreements, notices or other documents related to the items set forth on Schedule 3.28.
     Except as set forth in Schedule 3.28:
     (a) the WSI Companies and all property (whether real or personal) which is or was formerly leased, used, operated, owned or managed in whole or in part in any manner by any WSI Company or any of its organizational predecessors (individually, any “Business Facility”, and collectively, the “Business Facilities”) and all operations of the WSI Companies and their respective Business Facilities, are in material compliance and have been in material compliance with all applicable Environmental Laws;

     (b) each WSI Company and its Business Facilities has obtained and is in material compliance with all permits, licenses, registrations, approvals and other authorizations (including all applications for all of the foregoing) required under any Environmental Law for the business of such WSI Company as currently conducted (collectively, “Environmental Permits”), and Schedule 3.28 contains an accurate and complete listing of all of the Business Facilities and all of the Environmental Permits of each WSI Company;
     (c) there is no past or present event, condition or circumstance that may interfere with the conduct of any WSI Company’s business in the manner now conducted relating to such WSI Company’s compliance with Environmental Laws or which constitutes a material violation thereof, or which could have a material adverse effect upon such WSI Company’s business or financial condition;
     (d) during the term of each WSI Company’s ownership of or control of its Business Facilities (“Ownership Term”), each WSI Company and its respective Business Facilities, and any operations thereon, have not been and are not currently subject to an Environmental Claim;
     (e) there are no Environmental Claims or investigations pending or threatened, involving the release or threat of release of any Polluting Substances from or on (i) any Business Facility of any WSI Company, or (ii) any other property where Polluting Substances generated by any WSI Company or originating from any Business Facility of any WSI Company have been recycled, stored, treated, released or disposed, or (iii) any property to which Polluting Substances were transported by any WSI Company or (iv) any property on which any WSI Company performs or performed or may be required to perform Remediation;
     (f) there are no Polluting Substances on any Business Facility of any WSI Company in an amount or concentration which would require reporting to any governmental authority or Remediation to comply with the requirements of Environmental Laws and which have not been so reported;
     (g) no WSI Company has undertaken Remediation or other decontamination or cleanup of any facility or site or entered into any agreement or extended any offer for the payment of costs associated with such activity;
     (h) each WSI Company has filed all notices, notifications, financial assurance, applications and all similar documents which are required to be obtained or filed for the operation of its business or the use or operation of any of its Business Facilities and has not received any notification that such filings are incomplete or insufficient;
     (i) there are no Environmental Claims for which any WSI Company has failed to notify its insurers within contractually required notice periods or for which insurers have denied coverage or reserved their rights to deny coverage;
     (j) there are no false or misleading statements in any current or prior Environmental Permit relating to any WSI Company or any of its Business Facilities;

     (k) the transactions contemplated by this Agreement will not require the amendment or transfer of any of the Environmental Permits;
     (l) no WSI Company is now, and to the best of the WSI Companies’ and the WSI Parties’ knowledge, no WSI Company will be in the future (based solely upon the Environmental Laws as they exist on the Closing Date), as a result of the operation or condition of any Business Facility of any WSI Company or the businesses thereon as conducted prior to or at Closing, subject to any: (i) contingent liability in connection with any release or threatened release of Polluting Substances into the environment other than the normal or routine disposal of solid waste, whether on or off the Properties or any Business Facility of any WSI Company; (ii) reclamation, decontamination or Remediation requirements under Environmental Laws, or any reporting requirements related thereto, except for ordinary closure requirements under Environmental Laws; or (iii) consent order, compliance order or administrative order relating to or issued under any Environmental Law;
     (m) there are no obligations, undertakings or liabilities arising out of or relating to Environmental Laws which any WSI Company has agreed to, assumed or retained, by contract or otherwise, except as referenced in the Environmental Permits;
     (n) there are no, nor to any WSI Company’s or the WSI Parties’ respective knowledge, have there ever been any, storage tanks on or under any Business Facility of any WSI Company, and all Business Facilities of the WSI Companies containing such tanks during the Ownership Term has been remediated in compliance with all Environmental Laws; and
     (o) to the knowledge of the WSI Parties:
     (i) no drinking water intakes or water wells exist within a two-mile radius of any Business Facility of any WSI Company, which could have an adverse affect on the Environmental Permits or any other governmental authorization;
     (ii) there are no polychlorinated biphenyls on or in the Properties or any Business Facility of any WSI Company or any equipment or fixtures thereon; and
     (iii) there are no airports, flood plains, wetlands, fault areas or seismic impact zones on or near any property of any WSI Company which could have a material effect on the Environmental Permits, any governmental authorization or the assets of any WSI Company.
     3.29 No Broker’s or Finder’s Fees. No agent, broker, investment banker, person or firm has acted directly or indirectly on behalf of the WSI Parties or any WSI Company in connection with this Agreement or the transactions contemplated herein who will be entitled to any broker’s or finder’s fee or any other commission or similar fee or expense, directly or indirectly, in connection with this Agreement or the transactions contemplated herein.

     3.30 Litigation. Except as set forth in Schedule 3.30, there are no Proceedings pending or, to the knowledge of the WSI Parties or any WSI Company, threatened against any WSI Company, or challenging the validity or propriety of the transactions contemplated by this Agreement or any Environmental Permit or other permit or governmental authorization; to the knowledge of the WSI Parties and the WSI Companies, there is no basis or ground for any such Proceedings; and there is no outstanding order, writ, injunction or decree of any court, administrative agency, governmental body or arbitration tribunal against any WSI Company or the WSI Parties or their respective assets, which relates to or could have an effect on any WSI Company. Set forth on Schedule 3.30 are all Proceedings during the last five years to which any WSI Company was a party, or which, to the knowledge of the WSI Parties or the WSI Companies, were threatened against any WSI Company, or which relate in any manner to the assets of any WSI Company.
     3.31 Disclosure. To the knowledge of the WSI Parties, this Agreement and the schedules hereto and all other documents and information furnished to the WCA Parties and its representatives pursuant hereto do not and will not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements herein and therein not misleading. If prior to Closing, the WSI Parties become aware of any fact or circumstance which would change a representation or warranty of the WSI Parties in this Agreement or any representation made on behalf of the WSI Parties or the WSI Companies, the WSI Parties shall immediately give notice of such fact or circumstance to the WCA Parties. Such notification shall not relieve the WSI Parties of their obligations under this Agreement.
4. Representations and Warranties of the WCA Parties»
     The WCA Parties make the following representations and warranties jointly and severally, and represent and warrant that all of the following representations and warranties are true as of the date of this Agreement and shall be true on the Closing Date:
     4.1 Due Organization.
     (a) SW is a corporation, duly formed, validly existing and in good standing under the laws of its state of formation, and is duly authorized, qualified and licensed under all applicable laws, regulations, ordinances and orders of public authorities to carry on its business in the places and in the manner as now conducted. Copies of the Articles of Incorporation (certified by the Secretary of State of SW’s state of incorporation) and Bylaws, each as amended, of SW are attached hereto as Schedule 4.1(a). The records and minutes books of SW, as heretofore made available to the WCA Parties, are reconstructed and are, therefore, incomplete, and will be delivered to the WSI Parties at Closing.
     (b) WCF is a limited liability company duly organized, validly existing and in good standing under the laws of its state of organization, and is duly authorized, qualified and licensed under all applicable laws, regulations, ordinances and orders of public authorities to carry on its business in the places and in the manner as now conducted or as proposed to be conducted. Copies of the Articles of Organization (certified by the Secretary of State of WCF’s state of organization) and Operating

Agreement (certified by the Secretary of WCF), as amended, of WCF are attached hereto as Schedule 4.1(b). The records and minutes books of WCF, as heretofore made available to the WSI Parties, are correct and complete, and will be delivered to the WSI Parties at Closing.
     4.2 Authorization, Validity and Effect of Agreements.
     (a) This Agreement constitutes, and all agreements and documents contemplated hereby when executed and delivered pursuant hereto for value received will constitute, the valid and legally binding obligations of the WCA Parties enforceable in accordance with their terms, subject to (i) applicable bankruptcy, insolvency or other similar laws relating to creditor’s rights generally and (ii) general principles of equity, regardless of whether considered in a proceeding in equity or at law.
     (b) The execution and delivery of this Agreement by the WCA Parties does not, and the consummation of the transactions contemplated hereby by the WCA Parties will not (i) except as set forth on Schedule 4.2 hereof, require the consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority or any third party; (ii) result in the breach of any term or provision of, or constitute a default under, or result in the acceleration of or entitle any party to accelerate (whether after the giving of notice or the lapse of time or both) any obligation under, or, except for the first lien purchase-money security interest in the assets being delivered by WCF, result in the creation or imposition of any Lien upon any part of the property of the WCA Parties or SW pursuant to any provision of any order, judgment, arbitration award, injunction, decree, indenture, mortgage, lease, license, lien, or other agreement or instrument to which any the WCA Parties or SW is a party or by which it is bound; or (iii) violate or conflict with any provision of the respective Certificates of Limited Partnership, Articles of Organization, Agreements of Limited Partnership, Operating Agreement, Articles of Incorporation or Bylaws, each as amended to the date hereof and as applicable, of the WCA Parties.
     4.3 Equity Interests of SW. All of the issued and outstanding shares of the capital stock of SW (the “Shares”) are shown on Schedule 4.3. All of the Shares have been duly authorized and validly issued, are fully paid and nonassessable, are owned of record and beneficially by WCF, and are free and clear of all liens, encumbrances and claims of every kind. All such Shares were offered, issued, sold and delivered in compliance with all applicable state and federal laws concerning the issuance of securities. Further, no such Shares were issued in violation of the preemptive rights of any past or present Shareholder.
     4.4 Obligations to Issue or Sell Equity Interests. No right of first refusal, option, warrant, call, conversion right or commitment of any kind exists which obligates SW to issue any of its Shares or other securities or equity interests therein. In addition, there are no (a) outstanding securities or obligations which are convertible into or exchangeable for any Shares or other securities of SW, or (b) contracts, arrangements or commitments, written or otherwise, under which SW is or may become bound to sell or otherwise issue any of its Shares or other securities or equity interests. Without limiting the generality of the foregoing, there is no valid basis upon which any person (other than WCF) may claim to be in any way the record or beneficial owner of, or to be entitled to acquire (of record or beneficially), any Shares or other security or equity interest of SW, and no person has made or, to the WCA Parties’ knowledge, threatened to make any such claim. In addition, SW does not have any obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of its Shares or other securities or equity interests therein or to pay any dividend or make any distribution in respect thereof.
     4.5 Subsidiaries. Except as set forth on Schedule 4.5, SW (a) does not presently own, of record or beneficially, or control, directly or indirectly, any capital stock, securities convertible into capital stock, membership interest, partnership interest, limited partnership interest or any other equity interest in any corporation, limited liability company, partnership, limited partnership, association or business entity; and (b) is not directly or indirectly, a participant in any joint venture, partnership or other non-corporate entity, save and except any joint venture solely with WCF and its Affiliates (which such joint ventures shall terminate upon the Closing).
     4.6 Predecessor Status; etc. Set forth on Schedule 4.6 is a list of all of the names of all predecessors of SW, including the names of any entities from whom SW previously acquired significant assets or with whom SW merged. Except as disclosed in Schedule 4.6, SW has never been a subsidiary or division of another company nor been a part of an acquisition which was later rescinded.
     4.7 Financial Statements.
     (a) the WCA Parties have furnished to the WSI Parties (and copies of which are attached hereto as Schedule 4.7(a)) the statements of operations of the Ft. Myers Assets for the years ending December 31, 2004, December 31, 2005 and December 31, 2006. The financial statements referred to in this subsection are herein collectively referred to as the “WCF Financial Statements.”
     (b) the WCA Parties have furnished to the WSI Parties (and copies of which are attached hereto as Schedule 4.7(b)): (i) SW’s U.S. Income Tax returns with respect to the Business as of December 31, 2004, December 31, 2005 and December 31, 2006. The tax returns referred to in this subsection are herein collectively referred to as the “SW Financial Statements.”
     (c) the WCA Parties have furnished to the WSI Parties (and copies of which are attached hereto as Schedule 4.7(c)) the statements of operations of SW and the Ft. Myers Assets for the period beginning January 1, 2007 and ending May 31, 2007. The financial statements referred to in this subsection are herein collectively referred to as the “Interim WCF Financial Statements.”
     (d) The WCF Financial Statements and the Interim WCF Financial Statements, collectively, in all material respects fairly set forth the financial condition of the Ft Myers Assets (inclusive of SW with respect to the Interim WCF Financial Statements), taken as a whole, as of the dates indicated, and the results of its operations for the periods indicated, and are in accordance with generally accepted accounting principles consistently applied, except as otherwise stated therein or in any attachment to Schedules 4.7(a) and 4.7(c) attached hereto.
     (e) To the knowledge of the WCA Parties, the SW Financial Statements fully and fairly set forth the financial condition of SW as of the dates indicated, and the results of its operations for the periods indicated, and are in accordance with the company’s income tax basis of accounting, which is a comprehensive basis of accounting other than generally accepted accounting principles consistently applied, except as otherwise stated therein or in any attachment to Schedule 4.7(e).
     4.8 [Intentionally Omitted].
     4.9 Approvals. Except as set forth on Schedule 4.9, no authorization, consent or approval of, or registration or filing with, any governmental authority or any other person is or was required to be obtained or made by the WCA Parties in connection with the execution, delivery or performance of this Agreement. All authorizations, consents and approvals set forth on Schedule 4.9 have been obtained, and all registrations and filings have been accomplished.
     4.10 Accounts and Notes Receivable. The WCA Parties have delivered to the WSI Parties on Schedule 4.10 an accurate list of SW’s accounts and notes receivable, and the accounts and notes receivable of the Ft. Myers Assets, each as of June 27, 2007 and as of the Closing Date, including receivables from and advances to their respective employees and to any other WCA Party or an Affiliate thereof. The WCA Parties shall provide the WSI Parties with an aging of all accounts and notes receivable showing amounts due in 30-day aging categories for SW and the Ft. Myers Assets. To the best knowledge of the WCA Parties, such accounts and notes of SW and the Ft. Myers Assets are collectible in the amounts shown on Schedule 4.10.
     4.11 Permits and Intangibles.
     (a) The WCA Parties have delivered to the WSI Parties on Schedule 4.11(a) an accurate list and summary description as of the Closing Date of all of the certificates of need, permits, titles (including motor vehicle titles and current registrations), fuel permits, licenses, orders, approvals, franchises, certificates, trademarks, trade names, patents, patent applications, copyrights and similar rights of approvals owned or held by WCF with respect to the Ft. Myers Assets and SW, all of which are now valid, in good standing and in full force and effect.
     (b) Except as set forth on Schedule 4.11(b), such permits, titles, fuel permits, licenses, orders, approvals, franchises, certificates, trademarks, trade names, patents, patent applications, copyrights and similar rights of approvals are adequate for the operation of SW and the Ft. Myers Assets by WCF, as presently constituted.
     (c) Except as set forth on Schedule 4.11(c), the WCA Parties have delivered to the WSI Parties a description and copies as of the date of this Agreement, of all of the material records, reports, notifications, pending permit applications, engineering studies, environmental impact studies filed or submitted or required to be filed or submitted to governmental agencies, other governmental approvals or applications for approval and of all material notifications from such governmental agencies of SW and the Ft. Myers Assets.
     4.12 Personal Property, Options and Leases. The WCA Parties have delivered to the WSI Parties on Schedule 4.12 an accurate list and a complete description as of the Closing Date of all of the personal property, leases for equipment and real properties on which are situated buildings, warehouses, workshops, garages and other structures used by SW and in connection with the Ft. Myers Assets, and any option to purchase real property and including an indication as to which assets were formerly owned by business or personal Affiliates of the WCA Parties. All leases set forth on Schedule 4.12 are in full force and effect and constitute valid and binding agreements of the parties (and their successors) thereto in accordance with their respective terms, and do not require the assent of any party thereto or any third party in order to remain in full force and effect after the Closing. All assets used by SW or in connection with the Ft. Myers Assets are either owned by SW or WCF (and will be transferred to the WSI Parties pursuant to this Agreement) or leased under an agreement indicated on Schedule 4.12. Except as described on Schedule 4.12, there are no liens, mortgages, charges, restrictions, pledges, security interests, options, leases, claims, easements, encroachments or encumbrances on any property or assets owned or used by any WSI Company.
     4.13 Customers; Contracts and Commitments.
     (a) Schedule 4.13(a) sets forth the names and addresses of all of the customers of SW and WCF with respect to the Transferred Assets as of the date hereof, and sets forth monthly billing information related to such customers. None of the customers, to the knowledge of the WCA Parties, intends to terminate or change significantly, its relationship as presently existing, and the WCA Parties have received no notice to such effect.
     (b) Schedule 4.13(b) sets forth a true and complete list of all of the contracts, agreements and other instruments and arrangements (whether written or oral) (i) by which SW or the Ft. Myers Assets are bound or affected or (ii) to which SW or WCF (with respect to the Ft. Myers Assets) is a party (the “Contracts”), including but not limited to: (A) arrangements relating to providing solid waste collection, transportation or disposal services to any person or entity; (B) licenses, permits, insurance policies and other arrangements concerning or relating to real estate; (C) employment, consulting, collective bargaining or other similar arrangements relating to or for the benefit of current, future or former employees, agents, and independent contractors or consultants; (D) agreements and instruments relating to the borrowing of money or obtaining of or extension of credit, (E) brokerage or finder’s agreements; (F) contracts involving a sharing of profits or expenses; (G) acquisition or divestiture agreements; (H) service or operating agreements, manufacturer’s representative agreements or distributorship agreements; (I) arrangements limiting or restraining SW or WCF with respect to the Ft. Myers Assets from engaging or competing in any lines of business or with any person; (J) documents granting a power of attorney; and (K) any other agreements or arrangements that are material to the operation of SW and the Ft. Myers Assets.

     (c) Except as set forth on Schedule 4.13(c): (i) this Agreement will not give rise to the right of any WCA Party to terminate or modify any contract or agreement, (ii) neither SW nor WCF is a party to any contract, agreement or other instrument or commitment which, singly or in the aggregate, materially and adversely affects such the business, operations, properties, assets or condition (financial or otherwise) of SW or the Ft. Myers Assets; and (iii) neither SW nor WCF is bound by or subject to (and none of their respective assets or properties is bound by or subject to) any arrangement with any labor union.
     4.14 Real Property. Except as set forth on Schedule 4.14 attached hereto:
     (a) WCF owns good and marketable title to its real property described on Schedule 4.14 (“WCF’s Real Property”), free and clear of any lien, mortgage, charge, restriction, pledge, security interest, option, lease, claim, easement, encroachment or encumbrance (“Lien”), other than the Permitted Title Encumbrances, and no person has an option to purchase all or any portion of such real property;
     (b) WCF’s Real Property is not subject to any pending or threatened condemnation Proceedings against all or part thereof; and
     (c) WCF has not granted any person or entity a lease, sublease, license, concession, or other right, written or oral, to use or occupy WCF’s Real Property, nor has WCF ever entered into an option, right of first refusal, or other agreement that would permit any person or entity to purchase all or part of WCF’s Real Property.
     4.15 Insurance. The WCA Parties have delivered to the WSI Parties on Schedule 4.15 an accurate list of all of the insurance policies of the WCA Parties, as well as an accurate list of: (a) all of their respective insurance loss runs and worker’s compensation claims received for the past three (3) policy years with respect to SW and the Ft. Myers Assets; (b) all open claims with respect to SW and the Ft. Myers Assets; and (c) all known circumstances reasonably likely to result in a claim with respect to SW and the Ft. Myers Assets. Such insurance policies are currently in full force and effect and shall remain in full force and effect through the Closing Date. None of the WCA Parties’ insurance has ever been canceled, and neither WCF nor SW has ever been denied coverage.
     4.16 Employment Matters. Schedule 4.16 contains a list of all employees performing services for SW and the Ft. Myers Assets, including the annual compensation, hourly wages, daily rate of pay, vacation, sick pay and other benefits for all such employees. The WCA Parties have paid in full to all of their respective employees all wages, salaries, commissions on jobs finished, bonuses and other direct compensation for all services performed (including accrued vacation) by them prior to the Closing and all amounts required to be reimbursed to the employees, and the WSI Parties will not, by reason of anything done prior to the Closing, be liable to any employee for “severance pay” or any other payment. The WCA Parties are in material compliance with all federal, state, local and foreign laws and regulations respecting employment and employment practices, terms and conditions of employment and wages and hours.

     4.17 Parachute Provisions. The WCA Parties have delivered to the WSI Parties on Schedule 4.17 an accurate schedule showing all of the employment agreements and any other agreements containing “parachute” provisions, and deferred compensation agreements which pertain to SW and the Ft. Myers Assets (which shall be considered “liabilities” and retained or assigned to WCF pursuant to Section 4.8), together with copies of such plans, agreements and any trusts related thereto, and classifications of employees covered thereby as of the Closing Date.
     4.18 Benefit Plans; ERISA Compliance.
     (a) The WCA Parties are Affiliates of WCA Management Company, LP and WCA Waste Corporation. SW and WCF participate in, but do not sponsor or maintain any “employee pension benefit plans” (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) (sometimes referred to in this Section 4.18 as “Pension Plans”), “employee welfare benefit plans” (as defined in Section 3(1) of ERISA) (sometimes referred to in this Section 4.18 as “Welfare Plans”) or any other Benefit Plans, as defined below.
     (b) Neither SW nor WCF maintains any Pension Plan or Benefit Plan intended to be a tax qualified plan described Section 401(a) of the Code, and no such plan is or has been subject to the minimum funding rules of Code Section 412 or ERISA Section 302, or the plan termination insurance provisions of Title IV of ERISA.
     (c) There are no voluntary employee benefit associations maintained by SW or WCF and intended to be exempt from federal income tax under Section 501(c)(9) of the Code.
     (e) Neither the execution of this Agreement nor the consummation of the transactions contemplated by this Agreement will give rise to, or trigger, any change of control, severance or other similar provisions in any Pension Plan, Welfare Plan or Benefit Plan that will obligate SW to make such payment. The consummation of any transaction contemplated by this Agreement will not result in any: (i) payment (whether of severance pay or otherwise) becoming due from SW to any of their respective officers, employees, former employees or directors or to the trustee under any “rabbi trust” or similar arrangement; (ii) benefit under any Benefit Plan applicable to SW being established or becoming accelerated, vested or payable; or (iii) payment or series of payments by SW, directly or indirectly, to any person that would constitute a “parachute payment” within the meaning of Section 280G of the Code.
     (f) Neither SW nor WCF provides any material post-retirement medical, health, disability or death protection coverage or contribute to or maintain any employee welfare benefit plan which provides for medical, health, disability or death benefit coverage following termination of employment by any officer, director or employee except as is required by Section 4980B(f) of the Code or other applicable statute, nor has SW made any representations, agreements, covenants or commitments to provide that coverage.

     (g) With respect to any Welfare Plan applicable to SW and WCF, (i) each such Welfare Plan that is a group health plan, as such term is defined in Section 5000(b)(1) of the Code, complies in all material respects with any applicable requirements of Part 6 of Title I of ERISA and Section 4980B(f) of the Code and (ii) each such Welfare Plan (including any such plan covering retirees or other former employees) may be amended or terminated with respect to health benefits without material liability to SW or the Ft. Myers Assets on or at any time after the Closing Date.
     (h) All contributions by SW required by law or by a collective bargaining or other agreement to be made under any Pension Plan, Welfare Plan or Benefit Plan with respect to all periods through the Closing Date, including a pro rata share of contributions due for the current plan year, will have been made by such date.
     (i) SW does not have, nor will SW have, any liability or obligation for taxes, penalties, contributions, losses, claims, damages, judgments, settlement costs, expenses, costs, or any other liability or liabilities of any nature whatsoever arising out of or in any manner relating to any Pension Plan, Welfare Plan or Benefit Plan (including but not limited to employee benefit plans such as foreign plans which are not subject to ERISA), that has been, or is, contributed to by any entity, whether or not incorporated, which is deemed to be under common control (as defined in Section 414 of the Code), with SW.
     4.19 Conformity with Law.
     With respect to the Transferred Assets:
     (a) Both SW and WCF have complied in all material respects with, and neither SW nor WCF is in material default under, any law, rule, ordinance, ruling, directive, or regulation or any order, award, judgment or decree of any court or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over SW and WCF; there are no claims, actions, suits or Proceedings, pending or threatened, against or affecting either SW or WCF, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over SW or WCF; and no notice of any claim, action, suit or Proceeding, whether pending or threatened, has been received by either SW or WCF.
     (b) SW and WCF have conducted and are conducting the operations of SW and the Ft. Myers Assets in material compliance with the requirements, standards, criteria and conditions set forth in applicable federal, state and local statutes, ordinances, permits, licenses, orders, approvals, variances, rules and regulations, including, without limitation, all such laws, rules, ordinances, decrees and orders relating to intellectual property protection, transportation, wage and hour, antitrust matters, consumer protection, currency exchange, environmental protection, equal employment opportunity, health and occupational safety, pension and employee benefit matters, securities and investor protection matters, labor and employment matters, and trading-with-the-enemy matters.

     (c) Neither SW nor WCF has received any notification of any asserted present or past unremedied failure by it to comply with any of such laws, rules, ordinances, decrees or orders.
     4.20 Taxes.
     (a) Except as set forth on Schedule 4.20, both SW and WCF have timely filed all requisite federal and other Tax Returns for all fiscal periods ended on or before the Closing Date; there are no open years, examinations in progress or claims against either SW or WCF for federal and other Taxes (including penalties and interest) for any period or periods prior to and including the Closing Date; and, except as set forth on Schedule 4.20, no notice of any claim, whether pending or threatened, for Taxes has been received. After the Closing, neither SW nor WCF will be obligated or liable in respect of any Tax pursuant to any Tax allocation or sharing agreement (i.e., any agreement or arrangement for the payment of Tax liabilities or payment for Tax benefits with respect to a consolidated, combined or unitary Tax Return which includes any such WSI Company) for periods ending prior to the Closing Date; there are no requests for rulings with any tax authority in respect of any Tax pending by SW or in respect of the Ft. Myers Assets; except as set forth on Schedule 4.20, no penalty or deficiency in respect of any Taxes which has been assessed against either SW or WCF remains unpaid; and, except as set forth on Schedule 4.20, all Taxes (whether or not shown on any Tax Return) for all fiscal years ending on or before the Closing Date will be paid in the normal course of business by the WCA Parties.
     (b) Neither SW nor WCF is a subchapter S corporation within the meaning of sections 1361 and 1362 of the Internal Revenue Code of 1986, as amended (“Code”), and neither is, nor is an owner of any equity interests in, any “qualified subchapter S subsidiary” within the meaning of sections 1361(b)(3)(B) and 1362 of the Code.
     4.21 Completeness. The certified copies of the Articles of Incorporation and Bylaws of SW, each as amended to date, and the copies of all leases, instruments, agreements, licenses, permits, certificates or other documents which are included on schedules attached hereto or which have been delivered to the WSI Parties in connection with the transactions contemplated hereby are complete and correct; neither SW nor WCF nor any other WCA Party hereto is in material default thereunder; except as set forth in the schedules and documents attached to this Agreement, the rights and benefits of SW and the Ft. Myers Assets thereunder will not be adversely affected by the transactions contemplated hereby; and the execution of this Agreement and the performance of the obligations hereunder will not violate or result in a breach or constitute a default under any of the terms or provisions thereof.
     4.22 Government Contracts. Except as set forth on Schedule 4.22, neither SW nor WCF (with respect to the Ft. Myers Assets) is now, and none has ever been, a party to any governmental contract subject to price redetermination or renegotiation.
     4.23 Absence of Changes. Except as set forth in Schedule 4.23, since May 31, 2007, there has not been:

     (a) any material adverse change in the financial condition, assets, liabilities (contingent or otherwise), income or business of SW or the Ft. Myers Assets;
     (b) any damage, destruction or loss (whether or not covered by insurance), change in zoning, or change in any law, rule, regulation, ordinance, or permit condition, materially adversely affecting the properties or business of SW or the Ft. Myers Assets;
     (c) any change in the authorized or outstanding capital stock of SW or any grant of any options, warrants, calls, conversion rights or commitments;
     (d) any declaration or payment of any dividend or distribution in respect of the SW Shares or any direct or indirect redemption, purchase or other acquisition of any of the SW Shares;
     (e) any bonus or any increase in the compensation, sales commissions, fringe benefits or fee arrangement payable or to become payable by SW or WCF (with respect to the Ft. Myers Assets) to any of its officers, directors, employees, consultants or agents or any change in the method by which sales commissions are calculated and paid;
     (f) any work interruptions, labor grievances or claims filed or, to either SW’s or WCF’s knowledge, any proposed law or regulation or any event or condition of any character, materially adversely affecting the business or future prospects of SW or the Ft. Myers Assets;
     (g) any sale or transfer, or any agreement to sell or transfer, any assets, property or rights of SW or the Ft. Myers Assets to any person;
     (h) any cancellation, or agreement to cancel, any indebtedness or other obligation owing to SW or WCF (with respect to the Ft. Myers Assets);
     (i) any plan, agreement or arrangement granting any preferential rights to purchase or acquire any interest in the assets, property or rights of SW or the Ft. Myers Assets or requiring consent of any party to the transfer and assignment of any such assets, property or rights;
     (j) any purchase or acquisition, or agreement, plan or arrangement to purchase or acquire, any property, rights or assets of SW or the Ft. Myers Assets;
     (k) any waiver of any material rights or claims of SW or WCF (with respect to the Ft. Myers Assets);
     (l) any breach, amendment or termination of any material contract, agreement, license, permit or other right to which SW or the Ft. Myers Assets is a party; or
     (m) any transaction by SW or WCF (with respect to the Ft. Myers Assets) outside the ordinary course of its business.

4.24 Deposit Accounts; Powers of Attorney. SW and WCF have delivered to the WSI Parties on Schedule 4.24 an accurate list as of the date of this Agreement, of:
     (a) the name of each financial institution in which SW and WCF (with respect to the Ft. Myers Assets) have accounts or safe deposit boxes;
     (b) the names in which such accounts or boxes are held;
     (c) the type of accounts; and
     (d) the name of each person authorized to draw thereon or have access thereto.
     (e) Schedule 4.24 also sets forth the name of each person, corporation, firm or other entity holding a general or special power of attorney from SW and WCF and a description of the terms of such power. Each such power has been or will be canceled on or before the Closing Date.
     (f) Schedule 4.24 also sets forth a list of all financial assurance instruments issued by or on behalf of each of SW and WCF with respect to the Ft. Myers Assets, including the names of the surety, the obligee and the obligor for each such instrument, the penal sum for each such instrument, the purpose of such instrument, and the termination or renewal date of each such instrument.
     4.25 Proprietary Rights. Except as set forth on Schedule 4.25, SW does not own or have any right or interest in any Intellectual Property, or any license or assignment with respect thereto. SW has not granted to any third party a license or other authorization to use any Intellectual Property of SW (except to any other one or more of the WCA Parties, which license or authorization shall terminate upon the Closing), and no third party owns any ownership interest in or holds any claim, lien or other encumbrance, on any of SW’s Intellectual Property. Neither SW nor the WCA Parties has received any notification that either SW or WCF (with respect to the Ft. Myers Assets) has infringed upon or is infringing upon, or has engaged in or is engaging in any unauthorized use or misappropriation of, any Intellectual Property owned by or belonging to any other person; and there is no pending or threatened claim, and no basis for the assertion of any valid claim, against SW or the Ft. Myers Assets with respect to any such infringement, unauthorized use or misappropriation. Except for software used in connection with the operation of SW and the Ft. Myers Assets, neither SW nor WCF has entered into any licensing agreements to use the Intellectual Property of third parties, and neither SW nor WCF (with respect to the Ft. Myers Assets) owes to any third parties royalties for the use of Intellectual Property.
     4.26 Validity of Obligations. The execution and delivery of this Agreement by SW and WCF and the performance of the transactions contemplated herein have been duly and validly authorized by the sole shareholder of SW and the sole member of WCF, and this Agreement has been duly and validly authorized by all necessary limited partnership action and is a legal, valid and binding obligation of SW, WCF and the WSI Parties.

     4.27 Relations with Governments. Neither SW nor WCF, nor any shareholder, member, manager, director, officer, agent, employee or other person acting on behalf of SW or WCF, has used any funds of either SW or WCF for improper or unlawful contributions, payments, gifts or entertainment, or made any improper or unlawful expenditures relating to political activity to domestic or foreign government officials or others. Both SW and WCF have adequate financial controls to prevent such improper or unlawful contributions, payments, gifts, entertainment or expenditures. Neither SW nor WCF, nor any partner, shareholder, member, manager, director, officer, agent, employee or other person acting on behalf of either SW or WCF, has accepted or received any improper or unlawful contributions, payments, gifts or expenditures. SW and WCF have at all times complied, and are in compliance, in all material respects, with the Foreign Corrupt Practices Act and in all material respects with all foreign laws and regulations relating to prevention of corrupt practices.
     4.28 Environmental Matters. SW, WCF and the WCA Parties have delivered to the WSI Parties all of the correspondence, agreements, notices or other documents related to the items set forth on Schedule 4.28.
     Except as set forth in Schedule 4.28:
     (a) the Ft. Myers Assets, SW and all property (whether real or personal) which is or was formerly leased, used, operated, owned or managed in whole or in part in any manner by SW or any of its organizational predecessors (individually, any “Business Facility”, and collectively, the “Business Facilities”) and all operations of the Ft. Myers Assets, SW and its Business Facilities are in material compliance and have been in material compliance with all applicable Environmental Laws;
     (b) the Ft. Myers Assets, SW and its Business Facilities have obtained and are in material compliance with all permits, licenses, registrations, approvals and other authorizations (including all applications for all of the foregoing) required under any Environmental Law for the business of SW and the Ft. Myers Assets as currently conducted (collectively, “Environmental Permits”), and Schedule 4.28 contains an accurate and complete listing of all of the Business Facilities and all of the Environmental Permits of SW and the Ft. Myers Assets;
     (c) there is no past or present event, condition or circumstance that may interfere with the conduct of SW’s business and the Ft. Myers Assets in the manner now conducted relating to SW’s and WCF’s compliance with Environmental Laws or which constitutes a material violation thereof, or which could have a material adverse effect upon the business or financial condition of SW or the Ft. Myers Assets;
     (d) during the term of WCF’s ownership of or control of (i) SW, and (ii) the Ft. Myers Assets, (“Ownership Term”), SW and the Ft. Myers Assets, and any operations thereon, have not been and are not currently subject to an Environmental Claim;
     (e) there are no Environmental Claims or investigations pending or threatened, involving the release or threat of release of any Polluting Substances from or on (i) any Business Facility of SW or WCF with respect to the Ft. Myers Assets, or (ii) any other property where Polluting Substances generated by SW or WCF with respect to the Ft. Myers Assets, or originating from any Business Facility of SW or the Ft. Myers Assets have been recycled, stored, treated, released or disposed, or (iii) any property to which Polluting Substances were transported by SW or WCF or (iv) any property on which SW or WCF (with respect to the Ft. Myers Assets) performs or performed or may be required to perform Remediation;
     (f) there are no Polluting Substances on the Ft. Myers Assets or on any Business Facility of SW in an amount or concentration which would require reporting to any governmental authority or Remediation to comply with the requirements of Environmental Laws and which have not been so reported;
     (g) neither SW nor WCF (with respect to the Ft. Myers Assets) has undertaken Remediation or other decontamination or cleanup of any facility or site, nor entered into any agreement or extended any offer for the payment of costs associated with such activity;
     (h) WCF (with respect to the Ft. Myers Assets) and SW have filed all notices, notifications, financial assurance, applications and all similar documents which are required to be obtained or filed for the operation of their respective businesses or the use or operation of any of their respective Business Facilities, and neither has received any notification that such filings are incomplete or insufficient;
     (i) there are no Environmental Claims for which WCF or SW has failed to notify its insurers within contractually required notice periods or for which insurers have denied coverage or reserved their rights to deny coverage;
     (j) there are no false or misleading statements in any current or prior Environmental Permit relating to WCF (with respect to the Ft. Myers Assets) or SW or any of their respective Business Facilities;
     (k) the transactions contemplated by this Agreement will not require the amendment or transfer of any of the Environmental Permits;
     (l) neither SW nor the Ft. Myers Assets is now, and to the best of the WCA Parties’ knowledge, neither will be in the future (based solely upon the Environmental Laws as they exist on the Closing Date), as a result of the operation or condition of SW’s Business Facilities and the Ft. Myers Assets or the businesses thereon as conducted prior to or at Closing, subject to any: (i) contingent liability in connection with any release or threatened release of Polluting Substances into the environment other than the normal or routine disposal of solid waste, whether on or off the Properties or any Business Facility of either SW or the Ft. Myers Assets; (ii) reclamation, decontamination or Remediation requirements under Environmental Laws, or any reporting requirements related thereto, except for ordinary closure requirements under Environmental Laws; or (iii) consent order, compliance order or administrative order relating to or issued under any Environmental Law;

     (m) there are no obligations, undertakings or liabilities arising out of or relating to Environmental Laws which SW or WCF (with respect to the Ft. Myers Assets) has agreed to, assumed or retained, by contract or otherwise, except as referenced in the Environmental Permits;
     (n) there are no, nor to SW’s, WCF’s or the WCA Parties’ respective knowledge, have there ever been any, storage tanks on or under any Business Facility of SW or the Ft. Myers Assets, and all Business Facilities of SW, and the Ft. Myers Assets containing such tanks during the Ownership Term has been remediated in compliance with all Environmental Laws; and
     (o) to the knowledge of the WCA Parties:
     (i) no drinking water intakes or water wells exist within a two-mile radius of any Business Facility of SW or the Ft. Myers Assets, which could have an adverse affect on the Environmental Permits or any other governmental authorization;
     (ii) there are no polychlorinated biphenyls on or in the Properties or any Business Facility of SW or the Ft. Myers Assets, or any equipment or fixtures thereon; and
     (iii) there are no airports, flood plains, wetlands, fault areas or seismic impact zones on or near any property of SW or the Ft. Myers Assets, which could have a material effect on the Environmental Permits, any governmental authorization or the assets of SW or the Ft. Myers Assets.
     4.29 No Broker’s or Finder’s Fees. No agent, broker, investment banker, person or firm has acted directly or indirectly on behalf of the WCA Parties or SW or WCF in connection with this Agreement or the transactions contemplated herein who will be entitled to any broker’s or finder’s fee or any other commission or similar fee or expense, directly or indirectly, in connection with this Agreement or the transactions contemplated herein.
     4.30 Litigation. Except as set forth in Schedule 4.30, there are no Proceedings pending or, to the knowledge of the WCA Parties or WCF or SW, threatened against SW or WCF (with respect to the Transferred Assets), or challenging the validity or propriety of the transactions contemplated by this Agreement or any Environmental Permit or other permit or governmental authorization applicable to SW or the Ft. Myers Assets; to the knowledge of the WCA Parties and SW and WCF, there is no basis or ground for any such Proceedings; and there is no outstanding order, writ, injunction or decree of any court, administrative agency, governmental body or arbitration tribunal against SW, WCF or the WCA Parties or their respective assets, which relates to or could have an effect on either SW or the Ft. Myers Assets. Set forth on Schedule 4.30 are all Proceedings (a) during the last five years to which WCF was a party which Proceedings directly relate to the Ft. Myers Assets, and (b) since January 3, 2007 to which SW was a party. Schedule 4.30 also includes all Proceedings which, to the knowledge of the WCA Parties or SW or WCF, were threatened against SW or WCF with respect to the Ft. Myers Assets, or which relate in any manner to the assets of SW or the Ft. Myers Assets.
     4.31 Disclosure. To the knowledge of the WCA Parties, this Agreement and the schedules hereto and all other documents and information furnished to the WSI Parties and its representatives pursuant hereto do not and will not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements herein and therein not misleading. If prior to Closing, the WCA Parties become aware of any fact or circumstance which would change a representation or warranty of the WCA Parties in this Agreement or any representation made on behalf of the WCA Parties or SW or the Ft. Myers Assets, the WCA Parties shall immediately give notice of such fact or circumstance to the WSI Parties. Such notification shall not relieve the WCA Parties of their obligations under this Agreement.
5. Covenants of Both Parties
     5.1 Notices and Approvals. The WCA Parties, on the one hand, and the WSI Parties, on the other hand, shall timely give all notices and request all approvals and assignments that may be required in connection with the transactions contemplated by this Agreement under applicable law or any of the permits, agreements, orders or other instruments relating to the WSI Companies, in the case of the WSI Parties, or the Transferred Assets, in the case of the WCA Parties.
     5.2 WSI Tax Covenants.
     (a) From and after the Closing, upon written notice by the WCA Parties, the WSI Parties shall pay to the WCA Parties or, at the WSI Parties’ option, to the Internal Revenue Service and/or federal, state or local taxing authorities, as appropriate, and shall otherwise indemnify, save and hold the WCA Parties harmless from and against all demands, claims, actions, causes of action, assessments, losses, damages, liabilities, costs and expenses asserted against, resulting to, imposed upon or incurred by the WCA Parties with respect to the WSI Companies which directly or indirectly relate to or arise out of any tax years (including partial years) prior to the Closing Date with respect to any deficiencies assessed by the Internal Revenue Service and/or federal, state and local taxing authorities for any federal, state or local income, sales, ad valorem or other tax liability arising prior to the Closing Date. The WSI Parties shall also be obligated under this Section 5.2 for any assessment caused by any act or failure to act on the part of the WSI Parties after the date of this Agreement. Ad valorem and other real estate taxes and similar taxes and assessments relating to the Real Property shall be prorated between the WSI Parties and the WCA Parties as of the Closing Date, based on estimates of the amount of taxes that will be due and payable on the Real Property during the calendar year in which the Closing Date occurs.
     (b) For purposes of the taxable year in which the transaction contemplated by this Agreement shall close, the WSI Parties, at the WSI Parties’ sole cost and expense, shall prepare or cause to be prepared and file or cause to be filed all Tax Returns for the WSI Companies for all periods ending on or prior to the Closing Date. . The WSI Parties shall pay all Taxes attributable to the WSI Companies for the period prior to Closing in the normal course of the WSI Parties’ businesses.
     (c) Notwithstanding the foregoing or anything to the contrary contained herein, the Parties agree that in the event of an audit or other examination by any governmental authority occurring after the Closing Date of any report filed with respect to Taxes which includes any period ending on or before the Closing Date, the WSI Parties shall consult the WCA Parties, and the WCA Parties shall provide the WSI Parties such assistance as reasonably may be requested in connection with the preparation of such audit or other examination or any judicial or administrative proceeding relating to liability for Taxes, and the WCA Parties shall provide the WSI Parties with any records or information related to the WSI Companies that may be relevant to any of the foregoing. Notwithstanding the foregoing or anything to the contrary contained herein, the Parties agree that in the event of an examination or attempt to assess additional Federal or State income tax (“Income Tax Claim”) for which the WSI Parties have responsibility to pay, as identified in Subsection 5.2(a) hereinabove, or otherwise in this Agreement, the WSI Parties shall have complete authority to review, examine, and determine the course of any defense or take any action necessary to defend, adjudicate or oppose, whether by protest, court action or otherwise, such Income Tax Claim and the WCA Parties agrees for itself and the WSI Companies to fully and completely cooperate, at the WCA Parties’ sole cost and expense, with the WSI Parties in the defense of any such Income Tax Claim.
     5.3 WCA Tax Covenants.
     (a) From and after the Closing, upon written notice by the WSI Parties, the WCA Parties shall pay to the WSI Parties or, at the WCA Parties’ option, to the Internal Revenue Service and/or federal, state or local taxing authorities, as appropriate, and shall otherwise indemnify, save and hold the WSI Parties harmless from and against all demands, claims, actions, causes of action, assessments, losses, damages, liabilities, costs and expenses asserted against, resulting to, imposed upon or incurred by the WSI Parties with respect to the Transferred Assets which directly or indirectly relate to or arise out of any tax years (including partial years) prior to the Closing Date with respect to any deficiencies assessed by the Internal Revenue Service and/or federal, state and local taxing authorities for any federal, state or local income, sales, ad valorem or other tax liability arising prior to the Closing Date. The WCA Parties shall also be obligated under this Section 5.3 for any assessment caused by any act or failure to act on the part of the WCA Parties after the date of this Agreement. Ad valorem and other real estate taxes and similar taxes and assessments relating to the Real Property shall be prorated between the WSI Parties and the WSI Parties as of the Closing Date, based on estimates of the amount of taxes that will be due and payable on the Real Property during the calendar year in which the Closing Date occurs.
     (b) For purposes of the taxable year in which the transaction contemplated by this Agreement shall close, the WCA Parties, at the WCA Parties’ sole cost and expense, shall prepare or cause to be prepared and file or cause to be filed all Tax Returns for the Transferred Assets for all periods ending on or prior to the Closing Date. The WCA

Parties shall pay all Taxes attributable to the Transferred Assets for the period prior to Closing in the normal course of the WCA Parties’ businesses.
     (c) Notwithstanding the foregoing or anything to the contrary contained herein, the Parties agree that in the event of an audit or other examination by any governmental authority occurring after the Closing Date of any report filed with respect to Taxes which includes any period ending on or before the Closing Date, the WCA Parties shall consult the WSI Parties, and the WSI Parties shall provide the WCA Parties such assistance as reasonably may be requested in connection with the preparation of such audit or other examination or any judicial or administrative proceeding relating to liability for Taxes, and the WSI Parties shall provide the WCA Parties with any records or information related to the Transferred Assets that may be relevant to any of the foregoing. Notwithstanding the foregoing or anything to the contrary contained herein, the Parties agree that in the event of an examination or attempt to assess additional Federal or State income tax (“Income Tax Claim”) for which the WCA Parties have responsibility to pay, as identified in Subsection 5.3(a) hereinabove, or otherwise in this Agreement, the WCA Parties shall have complete authority to review, examine, and determine the course of any defense or take any action necessary to defend, adjudicate or oppose, whether by protest, court action or otherwise, such Income Tax Claim and the WSI Parties agrees for itself and the Transferred Assets to fully and completely cooperate, at the WSI Parties’ sole cost and expense, with the WCA Parties in the defense of any such Income Tax Claim.
     5.4 Compliance with Laws. Each Transferring Party shall comply with all applicable laws in all material respects, as may be required for the sale and transfer of the applicable Acquired Businesses to be transferred by it hereunder and for the performance of all other acts and things contemplated by this Agreement.
     5.5 Transition Operations. For a period of 120 days following the date of Closing, without additional consideration, the Parties agree to assist each other with the orderly transition of the operations of the Acquired Businesses. Such assistance shall include, without limitation, assisting the applicable Acquiring Party in obtaining contracts with current customers, routing transition activities and developing sufficient information to allow the Acquiring Party to compile accurate customer billings. The foregoing is not intended to require the Transferring Party to maintain regular office hours or work on anything other than a part-time basis. Any and all costs or expenses incurred by the respective Parties, including travel expenses in connection with the foregoing, shall be paid by the applicable Acquiring Party.
     5.6 Permit Transfers and Substitution of Financial Assurance. Not more than thirty (30) days following the Closing:
     (a) the WSI Parties agree to deliver to the Florida Department of Environmental Protection all documents required for the transfer to WSF of all Environmental Permits issued to WCF or SW with respect to the Transferred Assets.
     (b) The WSI Parties agree to deliver to the Florida Department of Environmental Protection (“FDEP”) and all other obligees listed on Schedule 4.24 all documents required for the substitution of WSF for WCF on all financial assurance mechanisms listed on Schedule 4.24. With respect to the Environmental Permits, such financial assurance will be in an amount sufficient to permit the FDEP to replace all financial assurance mechanisms currently on deposit for the benefit of the FDEP for the closure and post-closure obligations of WCF and SW with respect to the Transferred Assets.
     (c) The WCA Parties agree to deliver to the Texas Commission on Environmental Quality (“TCEQ”) and all other obligees listed on Schedule 3.24 all documents required for the substitution of a WCA Party for Fort Bend Landfill and Ruffino on all financial assurance mechanisms listed on Schedule 3.24. With respect to the Environmental Permits, such financial assurance will be in an amount sufficient to permit the TCEQ to replace all financial assurance mechanisms currently on deposit for the benefit of the TCEQ for the closure and post-closure obligations of Fort Bend Landfill and Ruffino.
     5.7 Audit. WCA Parent, at its own cost and expense, may engage external auditors to audit the WSI Companies’ financial records (including up to three years of historical data). WSI Parent agrees to take all commercially reasonable efforts to cooperate with any such audit and to assist in the completion of such audit, including, without limitation, by providing, executing and acknowledging all such documents that are necessary to complete the audit, and by making any representations regarding the Companies and the financial records of the Companies as may be reasonably requested by WCA Parent or its external auditors.
     5.8 Removal of Identification. Within ninety (90) days following the Closing, (a) the WCA Parties shall change the name of WST and remove or otherwise conceal all names, trade names, service marks and logos of WSI from all of the assets owned by the WSI Companies; and (b) the WSI Parties shall remove or otherwise conceal all names, trade names, service marks and logos of WCF from all of the Ft. Myers Assets.
6. Noncompetition
     6.1 Prohibited Activities.
     (a) Except as set forth in the following paragraph, no Transferring Party, nor any of its subsidiaries and affiliates, and their respective directors, officers, employees and agents (collectively, as to each Transferring Party, the “Restricted Persons”), shall for any reason whatsoever, directly or indirectly, for himself or itself or on behalf of or in conjunction with any other person, company, partnership, corporation or business of whatever kind or nature, engage, as an officer, director, shareholder, owner, member, partner, joint venturer, lender or in any other capacity, whether as an employee, independent contractor, consultant, advisor, or otherwise, or as a sales representative, of any business operating in the Non-Compete Area in direct or indirect competition with any Acquired Business controlled, directly or indirectly, as of the date of this Agreement by such Transferring Party or its Affiliates. The “Non-Compete Area” means, as to the restrictions placed on any of the WCA Parties or their Affiliates and related Restricted

Persons, ***; and in the case of any of the WSI Parties or their Affiliates and related Restricted Persons, ***.
     Notwithstanding the foregoing provisions of this paragraph (a) each Restricted Person may (i) be a passive investor owning no more than five percent (5%) of the outstanding equity securities of any corporation or other entity the equity securities of which are listed on a national securities exchange or traded on the NASDAQ National Market System and with which such persons have no other connection whatsoever and/or (ii) invest in or act as an employee of, consultant for, or hold another position with, the Acquiring Parties or an Affiliate of the Acquiring Parties in respect of the applicable Acquired Businesses or (iii) in the case of any of the WCA Parties and their respective Restricted Persons, such Persons may accept and process any Waste or components or elements of Waste that originates within the Non-Compete Area, provided they have (i) not conducted directed marketing or solicitation efforts targeted specifically to the Non-Compete Area, or (ii) no actual knowledge that the Waste originated in the Non-Compete Area; provided, however, that no WCA Party shall be under any duty of inquiry with respect to the origin of any such Waste;
     (b) Except as provided in Section 6.1(a) above, with respect to operations or transactions in the Non-Compete Area, the Restricted Parties shall not, and each of them shall cause its respective Affiliates to not, engage or participate in any effort or act to solicit or induce any customer, supplier, associate, employee, sales or other agent, independent contractor, or other person in a business relationship with an Acquired Business as to which such Restricted Party or any of its Affiliates is the Transferring Party, or which has been a customer, supplier, associate, employee, sales or other agent, independent contractor, or other person in a business relationship with such Acquired Business within three (3) years prior to that time, to discontinue such relationship with Acquiring Party or such Acquired Business, or to take any action which is calculated to harm such Acquiring Party or such Acquired Business;
     (c) With respect to operations or transactions in the Non-Compete Area, none of the Restricted Persons shall, for any reason whatsoever, directly or indirectly for himself or on behalf of or in conjunction with any other person, company, partnership, corporation or business of whatever kind or nature, call upon any prospective acquisition candidate of such persons, on such persons’ behalf or on behalf of any competitor.
     (d) In the event that a Restricted Party consummates a transaction, whether by acquisition, merger, asset purchase or other form of business combination (a “Target Acquisition”), and the Target Acquisition includes any business units or operations located in the Non-Compete Area applicable to such Restricted Party, such Restricted Party shall not be deemed to have violated this Section, provided that (i) the portion of the EBITDA of the Target Acquisition generated by the operations falling within the Non-Compete Area is less than twenty percent (20%) of the EBITDA of the overall Target Acquisition; and (ii) within one hundred eighty (180) days after the closing of the Target Acquisition, the Restricted Party fully divests itself of the operations and business units of the Target Acquisition falling within the Non-Compete Area.

     (e) The time period for the restrictions set forth in this Article 6 shall be *** after the Closing Date; provided, however, that in the event (i) of a default in the payment of the Note, or (ii) of a default (as defined therein) in the Mortgage and Security Agreement securing the payment of the Note (and in the event of either (i) or (ii), such default is not cured within ten (10) business days following notice from any WCA Party to either Maker of the Note), or (iii) that the Option (as defined herein) becomes exercisable, all restrictions upon the WCA Parties shall immediately terminate.
     6.2 Damages. The Restricted Persons each acknowledge that the damages that would be suffered by a Party as a result of any breach of the provisions of this Article 6 may not be calculable and that an award of a monetary judgment for such a breach would be an inadequate remedy. Consequently, the affected Party shall have the right, in addition to any other rights it may have, to obtain, in any court of competent jurisdiction, injunctive relief to restrain any breach or threatened breach of any provision of this Article 6 or otherwise to specifically enforce any of the provisions hereof, and the affected Party shall not be obligated to post a bond or other security in seeking such relief. This remedy is in addition to damages directly or indirectly suffered by the affected Party and reasonable attorney’s fees.
     6.3 Independent Covenant. All of the covenants contained in this Article 6 shall be construed as an agreement independent of any other provision of this Agreement, and the existence of any claim or cause of action of the Restricted Persons against the affected Party, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the affected Party or the applicable Acquired Business of such covenants.
     6.4 Materiality and Enforceability. The Restricted Persons each agree that the covenants contained in this Article 6 are a material and substantial part of this transaction. The Parties agree that a portion of the consideration paid by the applicable Acquiring Parties pursuant to this Agreement is in exchange for the covenants contained in this Article 6, and therefore, the duration and area for which the covenants in this Article 6 are to be effective are reasonable. In the event that any court finally determines that the time period or the geographic scope of any such covenant is unreasonable or excessive and any covenant is to that extent made unenforceable, the Parties agree that the restrictions of this Article 6 shall remain in full force and effect for the greatest time period and within the greatest geographic area that would not render it unenforceable. The Parties intend that each of the covenants in Article 6 shall be deemed to be a separate covenant.
7. Survival of Covenants, Representations and Warranties; Indemnification
     7.1 Survival of Covenants, Representations, and Warranties.
     (a) The representations and warranties of the Parties contained in this Agreement shall survive the Closing hereunder and continue in full force and effect for the longer of ***, or (b) the date upon which the liability to which any such claim may relate is barred by all applicable statutes of limitation, taking into account any extensions or waivers thereof, and thereafter shall terminate (“Expiration Date”).

     (b) No Party shall be obligated to indemnify any other Party pursuant to this Article 7 for any claim that is first made after the Expiration Date. Claims first made prior to the Expiration Date shall be subject to indemnity pursuant to this Article 7 throughout the entirety of the Proceeding or Proceedings arising out of such claim, notwithstanding the fact that such Proceeding or Proceedings may extend beyond the Expiration Date.
     7.2 Indemnification by the WSI Parties. For claims for indemnification made under this Section 7.2, the WSI Parties will, from and after Closing and during the period prior to the Expiration Date, jointly and severally, unconditionally, absolutely and irrevocably agree to and shall defend, indemnify and hold harmless the WCA Parties and each of their respective subsidiaries, shareholders, affiliates, officers, directors, employees, counsel, accountants, agents, successors, assigns, heirs and legal and personal representatives (the WCA Parties and all such persons or entities are collectively referred to as “WCA Indemnified Persons”) from and against, and shall reimburse the WCA Indemnified Persons for, each and every Loss paid, imposed on or incurred by the WCA Indemnified Persons, directly or indirectly, relating to, resulting from or arising out of: (a) any inaccuracy in any representation or warranty of any WSI Party under this Agreement, (including the Schedules hereto), or any breach or nonfulfillment of any covenant, agreement or other obligation of any WSI Party under this Agreement or any agreement or document delivered pursuant hereto; (b) all Environmental Claims arising with respect to facts, conditions, events, operations and circumstances existing prior to the Closing Date; provided, however, that in the event of any Environmental Claim that arises with respect to facts, conditions, events, operations and circumstances arising both before and after the Closing Date, the WSI Parties’ indemnification obligations shall be limited to such matters arising with respect to facts, conditions, events, operations and circumstances on or prior to the Closing Date; and (c) the WSI Retained Liabilities. Each such Loss is hereinafter referred to as a “WSI Indemnifiable Claim”.
     7.3 Indemnification by the WCA Parties. Except as set forth in (d) below, for claims for indemnification made under this Section 7.3, the WCA Parties will, from and after Closing and during the period prior to the Expiration Date, jointly and severally, unconditionally, absolutely and irrevocably agree to and shall defend, indemnify and hold harmless the WSI Parties and each of their respective subsidiaries, shareholders, affiliates, officers, directors, employees, counsel, accountants, agents, successors, assigns, heirs and legal and personal representatives (the WSI Parties and all such persons or entities are collectively referred to as “WSI Indemnified Persons”) from and against, and shall reimburse WSI Indemnified Persons for, each and every Loss paid, imposed on or incurred by WSI Indemnified Persons, directly or indirectly, relating to, resulting from or arising out of:
     (a) any inaccuracy in any representation or warranty of any WCA Party under this Agreement, (including the Schedules hereto), or any breach or nonfulfillment of any covenant, agreement or other obligation of any WCA Party under this Agreement or any agreement or document delivered pursuant hereto;
     (b) all Environmental Claims arising with respect to facts, conditions, events, operations and circumstances existing prior to the Closing Date; provided, however, that in the event of any Environmental Claim that arises with respect to facts, conditions, events, operations and circumstances arising both before and after the Closing Date, the WCA Parties’ indemnification obligations shall be limited to such matters arising with respect to facts, conditions, events, operations and circumstances on or prior to the Closing Date; and
     (c) the WCA Retained Liabilities. Each such Loss is hereinafter referred to as a“WCA Indemnifiable Claim”.
     (d) Notwithstanding anything set forth in this Section 7.3 to the contrary, no WCA Party shall have any obligation to indemnify any WSI Indemnified Person for any Loss that is attributable or arises with respect to SW that arises or is attributable to facts, conditions, events, operations and circumstances prior to January 3, 2007, unless and until the WSI Parties have exhausted all remedies set forth in or permitted to the “Buyer” pursuant to the SW Agreement.
     7.4 Notice and Defense of Third Party Claims. If any Proceeding shall be brought or asserted under this Article 7 against an indemnified party or any successor thereto (the “Indemnified Person”) in respect of which indemnity may be sought under this Article 7 from an indemnifying person or any successor thereto (the “Indemnifying Person”), the Indemnified Person shall give prompt written notice of such Proceeding to the Indemnifying Person who shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Person and the payment of all expenses; provided, that any delay or failure to so notify the Indemnifying Person shall relieve the Indemnifying Person of its obligations hereunder only to the extent, if at all, that it is prejudiced by reason of such delay or failure. In no event shall any Indemnified Person be required to make any expenditure or bring any cause of action to enforce the Indemnifying Person’s obligations and liability under and pursuant to the indemnifications set forth in this Article 7. In addition, the filing of a Proceeding shall not be required as a condition or prerequisite to the Indemnifying Person’s obligations under this Article 7, if the Indemnified Person is required to expend sums for investigation or remedial purposes as a result of a threatened Proceeding. The Indemnified Person shall have the right to employ separate counsel in any of the foregoing Proceedings and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Indemnified Person unless the Indemnified Person shall in good faith determine that there exist actual or potential conflicts of interest which make representation by the same counsel inappropriate. The Indemnified Person’s right to participate in the defense or response to any Proceeding should not be deemed to limit or otherwise modify its obligations under this Article 7. In the event that the Indemnifying Person, within 15 days after notice of any such Proceeding, fails to assume the defense thereof, the Indemnified Person shall have the right to undertake the defense, compromise or settlement of such Proceeding for the account of the Indemnifying Person, subject to the right of the Indemnifying Person to assume the defense of such Proceeding with counsel reasonably satisfactory to the Indemnified Person at any time prior to the settlement, compromise or final determination thereof. Anything in this Article to the contrary notwithstanding, the Indemnifying Person shall not, without the Indemnified Person’s prior written consent, settle or compromise any Proceeding or consent to the entry of any judgment with respect to any Proceeding for anything other than money damages paid by the Indemnifying Person. The Indemnifying Person may, without the Indemnified Person’s prior written consent, settle or compromise any such Proceeding or consent to entry of any judgment with respect to any such Proceeding that requires solely the payment of money damages by the Indemnifying Person and that includes as an unconditional term thereof the release by the claimant or the plaintiff of the Indemnified Person from all liability in respect of such Proceeding.
     7.5 Insurance, Payment and Interest. The amount of any Loss for which an Indemnified Person shall seek indemnification under this Article 7 shall be reduced by (a) the amount of any insurance proceeds paid to the Indemnified Person arising out of the event giving rise to the claim, and (b) the cash benefit inuring to the Indemnified Person as a result of any federal, state or local tax claim made by such Indemnified Person which tax claim arises out of the Loss. The Indemnifying Person shall make any payment required to be made under this Section 7.5 in immediately available funds and on demand. Any amounts or payments required to be paid by an Indemnifying Person under this Section 7.5 which are not paid within fifteen (15) business days of receipt by the Indemnifying Person of the Indemnified Person’s demand therefor shall thereafter be deemed delinquent, and the Indemnifying Person shall pay to the Indemnified Person immediately upon demand, interest at the rate of eight percent (8%) per annum, from the date such payment becomes delinquent to the date of payment of such delinquent sums.
     7.6 NEGLIGENCE AND STRICT LIABILITY
     WITHOUT LIMITING OR ENLARGING THE SCOPE OF THE INDEMNIFICATION OBLIGATIONS SET FORTH IN THIS AGREEMENT, THE PARTIES HERETO SHALL BE ENTITLED TO INDEMNIFICATION IN ACCORDANCE WITH THE TERMS HEREOF, REGARDLESS OF WHETHER THE LOSS OR CLAIM GIVING RISE TO SUCH INDEMNIFICATION OBLIGATION IS THE RESULT OF THE STRICT LIABILITY OF THE PARTY INDEMNIFIED. THE INDEMNIFIED PARTY SHALL BE ENTITLED TO INDEMNIFICATION WITH RESPECT TO LOSSES OR CLAIMS ARISING IN PART FROM THE NEGLIGENCE OF THE INDEMNIFIED PARTY; PROVIDED THAT THE INDEMNIFIED PARTY SHALL NOT BE ENTITLED TO INDEMNIFICATION FOR THAT PERCENTAGE OF A LOSS OR CLAIM ATTRIBUTABLE TO THE INDEMNIFIED PARTY’S NEGLIGENCE. THE PARTIES AGREE THAT THIS PARAGRAPH CONSTITUTES A CONSPICUOUS LEGEND.
     7.7 Limits of Liability
     (a) Except as set forth in (b) below, the liability of the WCA Parties to the WSI Parties under this Agreement shall not exceed *** (the “WCA Cap”). The liability of the WSI Parties to the WCA Parties under this Agreement shall not exceed *** (the “WSI Cap”). No such party shall be obligated to provide indemnification under this Agreement for any damage until the aggregate indemnifiable Damages exceed *** (the “Threshold”). Upon a party’s aggregate indemnifiable Damages reaching the Threshold, all such Damages (including the first ***) shall be subject to indemnification.
     (b) Notwithstanding the limits set forth in (a) above, no Party’s indemnity obligations hereunder shall be subject to the Threshold, nor shall be limited to the respective Party’s Cap with respect to (i) any obligations of the respective Parties

(including all subsidiaries thereof) to pay Taxes for any period ending on or prior to the Closing Date.
8. The Closing; Deliveries.
     8.1 The Closing. The transfer of the Equity Interests to WCT GP and WCT LP, the Transferred Assets to WSF and the delivery of other documents, instruments and consideration herein provided (the “Closing”) shall take place at 9:00 a.m., Central Daylight Time, on June 29, 2007 (the “Closing Date”), at the offices of Andrews Kurth LLP, 600 Travis, Suite 4200, Houston, Texas 77002, or at such other time or place as the Parties may mutually agree upon.
     8.2 Deliveries by WSI Parties.
     At the Closing, the WSI Parties shall deliver the following, all duly executed, to WCT GP and WCT LP, respectively:
     (a) the certificates for all issued and outstanding Equity Interests, endorsed WSGP and WSLP, together with all related releases of liens, and subject only to the following restrictive legend:
THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER FEDERAL OR STATE SECURITIES LAWS, AND WERE ACQUIRED BY THE REGISTERED HOLDER PURSUANT TO A REPRESENTATION THAT SUCH HOLDER WAS ACQUIRING SUCH SECURITIES FOR INVESTMENT. THE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER APPLICABLE FEDERAL OR STATE SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED THEREUNDER. ANY TRANSFER CONTRARY TO SUCH RESTRICTION IS VOID.;
     (b) the Note, together with all documents providing security for payment of the Note;
     (c) the Assignment and Assumption Agreement;
     (d) the Transition Services Agreement;
     (e) such resolutions and authorizations by the appropriate shareholders, directors, officers, managers and members of the Companies as are necessary or required by the WCA Parties in connection with this transaction and including a certificate dated as of the Closing Date duly executed by the Secretary of each Company certifying as to incumbency, specimen signatures, and the resolutions authorizing this Agreement; and
     (f) such other agreements, documents and instruments as the Parties determine are appropriate.

9. Deliveries by WCA Parties. At the Closing, the WCA Parties shall deliver:
     (a) the certificates for all issued and outstanding Shares of SW, endorsed by WCF, and subject only to the following restrictive legend:
THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER FEDERAL OR STATE SECURITIES LAWS, AND WERE ACQUIRED BY THE REGISTERED HOLDER PURSUANT TO A REPRESENTATION THAT SUCH HOLDER WAS ACQUIRING SUCH SECURITIES FOR INVESTMENT. THE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER APPLICABLE FEDERAL OR STATE SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED THEREUNDER. ANY TRANSFER CONTRARY TO SUCH RESTRICTION IS VOID.;
     (b) the cash described in Section 1.1(d), by wire transfer or other form of immediately available funds;
     (c) the special warranty deed conveying all of WCF’s interests in its real property at the MRF;
     (d) the bill of sale transferring all of the Transferred Assets;
     (e) the Transition Services Agreement; and
     (f) such other agreements, documents and instruments as the Parties determine are appropriate.
10. Certain Definitions
“Acquired Businesses” means the WSI Companies and the Transferred Assets, collectively.
“Acquiring Parties” means the WCA Parties, as to the businesses, operations and assets of WSGP, WSLP, Fort Bend Landfill, Ruffino, SW, the Landfill, the Transfer Station or the Hauling Business; and the WSI Parties, as to the businesses, operations and assets of WCF, SW, the MRF or the Collection Business.
“Affiliate” means (a) any entity directly or indirectly controlled by, controlling or under common control with a Party; (b) any director or executive officer of such party or of any entity referred to in (a) above; and (c) if any Party is an individual, any member of the immediate family (including parents, spouse, siblings, children and grandchildren) of such individual and any trust whose principal beneficiary is such individual or one or more members of such immediate family and any person or entity who is controlled by any such member or trust. For purposes of this definition, any person or entity which owns directly or indirectly 10% or more of the securities having ordinary voting power for the election of directors or other governing body of a corporation or 10% or more of the partnership or other ownership interests of any entity (other than as a limited partner of such other entity) will be deemed to “control” (including, with its correlative meanings, “controlled by” and “under common control with”) such entity or person.
“Benefit Plan” means any collective bargaining agreement or any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical, dependent care, cafeteria, employee assistance, scholarship or other plan, program, arrangement or understanding (whether or not legally binding) maintained in whole or in part, contributed to, or required to be contributed to by the Companies for the benefit of any of their respective present or former officers, employees or directors which is not a Pension Plan or Welfare Plan.
“Current Liabilities” has the meaning assigned to it under GAAP.
“Disposal” or “disposed” means the discharge, deposit, injection, dumping, spilling, leaking or placing of any Polluting Substance into or on any land or water so that such Polluting Substance or any constituent thereof may enter the environment or be emitted into the air or discharged into any waters, including ground waters.
“Environmental Claim(s)” means all claims, liabilities, notices, actions, causes of action (arising under common law, contract or statute), suits, judgments, demands, liens, governmental or private investigations or testing, demands to study or notification of status of being potentially responsible for clean-up of any facility or for being in violation or in potential violation of any requirement of Environmental Law, whether threatened, sought, brought or imposed relating to or which seeks to impose liability or to recover damages, losses, payments, penalties, costs, fines, penalties, disbursements or expenses (including, without limitation, fees disbursements and expenses of attorneys and other professional advisors and of expert witnesses and costs of investigation, testing and preparation) regarding any Company or any of its Business Facilities, its assets or any operations conducted by such Company for: (a) improper use or treatment of wetlands, pinelands or other protected land or wildlife; (b) noise; (c) pollution, contamination, preservation, protection, decontamination, remediation or clean-up of the air, surface water, groundwater, soil or protected lands; (d) exposure of persons or property to Polluting Substances and the effects thereof; (e) the release, threatened release, generation, extraction, mining, presence, manufacture, processing, distribution in commerce, use, handling, discharge, recycling, management, transfer, transportation, treatment, storage, disposal or remediation of Polluting Substances; (f) the implementation of spill prevention and/or disaster plans relating to Polluting Substances; or (g) maintaining, disclosing or reporting information to governmental authorities or any third party under any Environmental Law. The term “Environmental Claim” also includes any costs incurred in responding to efforts to require or in testing for the need for Remediation and any claim based upon any asserted or actual breach or violation of any requirements of Environmental Law. An “Environmental Claim” further includes a Proceeding to issue, modify, revoke or terminate an Environmental Permit, or to adopt or amend a regulation to the extent that such a Proceeding or occurrence attempts to redress violations of any applicable Environmental Permit or will impair the current financial condition of any Company or the ability of any Company to conduct its business operations or to continue in business as a going concern.
“Environmental Law(s)” means any and all federal, state and local laws, ordinances, rules, regulations, operational memoranda, interpretations and orders of courts or administrative agencies or authorities relating to pollution, contamination, preservation, protection or cleanup of the environment (including, without limitation, ambient air, surface water, ground water, land surface, wildlife, wetlands and subsurface strata), including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended; the Solid Waste Disposal Act, as amended (“RCRA”); the Atomic Energy Act of 1954, as amended; the Hazardous Materials Transportation Act, as amended; the Toxic Substances Control Act, as amended; the Pollution Prevention Act of 1990, as amended; the Emergency Planning and Community Right to know Act, as amended; the Clean Air Act, as amended; the Clean Water Act, as amended; the Oil Pollution Act of 1990, as amended; the Safe Drinking Water Act, as amended; the Occupational Safety and Health Act, as amended; all regulations promulgated under any of the foregoing from time to time; and any and all other laws, rules and regulations relating to (a) improper use or treatment of wetlands, pinelands or other protected land or wildlife; (b) noise; (c) pollution, contamination, preservation, protection, decontamination, remediation or clean-up of the air, surface water, groundwater, soil or protected lands; (d) exposure of persons or property to Polluting Substances and the effects thereof; (e) the release, threatened release, generation, extraction, mining, presence, manufacture, processing, distribution in commerce, use, handling, discharge, recycling, management, transfer, transportation, treatment, storage, disposal or remediation of Polluting Substances; (f) the implementation of spill prevention and/or disaster plans relating to Polluting Substances; or (g) maintaining, disclosing or reporting information to governmental authorities or any third party under any Environmental Law, including all state laws in all jurisdictions in which any Company’s Business Facilities or other operations are located regulating the foregoing. Notwithstanding the foregoing, if any Environmental Law is amended prior to the Closing so as to broaden the meaning of the term defined in it, such broader meaning shall apply subsequent to the effective date of such amendment. Any specific references to a law shall include any amendments to it promulgated from time to time.
“GAAP” means U.S. generally accepted accounting principles.
“Intellectual Property” means patents, trademarks, trade names, copyrights, and trade secrets, processes, designs, inventions, methods, formulas, and other know-how and technology that is not generally known within the industry and lends a competitive advantage.
“Knowledge” of any party means any fact or circumstance of which such party knows or reasonably should know.
“Loss” means any loss, damage, injury, decline in value, lost opportunity, liability, claim, demand, Proceeding, settlement, judgment, award, punitive damage, fine, penalty, tax,

fee, charge, cost or expense (including, without limitation, costs of attempting to avoid or in opposing the imposition thereof, interest, penalties, costs of preparation and investigation, and the reasonable fees, disbursements and expenses of attorneys, accountants and other professional advisors) with respect to any claim, as well as with respect to compliance with the requirements of the Environmental Laws or Environmental Claims.
“Material” shall mean any matter or matters that, in the aggregate, either (a) involves consideration by or to, or reasonably foreseeable liabilities of, the Company in excess of the equivalent of $10,000.00, or (b) without which the operation of the Business could not be conducted in its present manner.
“Material Adverse Effect” shall mean any material adverse change in or effect on, or any change that may reasonably be expected to have a material adverse effect on, (a) the business, operations, assets, liabilities, condition (financial or otherwise), or results of operations of such person or (b) the ability of such person to consummate the transactions contemplated by this Agreement or any related agreement to which it is a party.
“Option” shall mean that certain Option granted by WSF to WCF pursuant to that certain Option to Purchase Real Estate Agreement of even date herewith.
“Other Parties” means, in the case of the WCA Parties, or any one or more of them, the WSI Parties, or any one or more of them; and in the case of the WSI Parties, or any one or more of them, the WCA Parties, or any one or more of them.
“Parties” means the WCA Parties and the WSI Parties, collectively.
“Polluting Substances” means (a) any material, waste or substance designated, classified, regulated or included within the statutory and/or regulatory definitions of “hazardous substances,” “radioactive material,” “hazardous waste,” “extremely hazardous substance,” “hazardous chemical,” “regulated substance,” “contaminant,” “pollutant,” “hazardous material,” or “toxic substance” under any Environmental Law; (b) any material, waste or substance which is or contains hydrocarbons, petroleum, oil or a fraction thereof; (c) radioactive material (including regulated naturally occurring radioactive materials); (d) solid waste, as defined under RCRA, that poses an imminent and substantial endangerment to health or the environment; (e) such other substances, materials, or wastes that become classified or regulated as hazardous or toxic under any federal, state or local law or regulation from time to time; and (f) methane. To the extent that the laws or regulations of any applicable state or local jurisdiction establish a meaning for any term defined herein through reference to federal Environmental Laws which is broader than the meaning under such federal Environmental Laws, such broader meaning shall apply.
“Proceeding” means any action, suit, claim, investigation, review or other judicial, administrative, arbitral, investigatory or other proceeding. “Proceeding” includes all post-judgment actions (including but not limited to appeals and actions for collection), and shall be considered a “Proceeding” until such time as a final, non-appealable determination has been issued. If any Proceeding is settled, such Proceeding shall be deemed final upon the completion of all obligations of all parties to such settlement.
“Remediation” means any action necessary to bring about compliance with the requirements of Environmental Law including (a) services of professionals; (b) the removal and disposal, in situ remediation, or containment (if containment is practical under the circumstances and is permissible within requirements of Environmental Law), investigation, or monitoring of any and all Polluting Substances at or on any Business Facility of any Company; (c) the taking of reasonably necessary precautions to protect against the release or threatened release of Polluting Substances at, on, in, about, under, within or near the air, soil, surface water, groundwater or soil vapor at any Business Facility of any Company or any surrounding areas thereof; (d) any action necessary to mitigate the usurpation of wetlands, pinelands or other protected land or reclaim the same or to protect and preserve wildlife species; (e) any action necessary to meet the requirements of an Environmental Permit or (vi) any other action reasonably required to satisfy requirements of Environmental Law imposed upon any Company, any of its Business Facilities and/or any operation thereon.
“Trade Accounts Receivable” has the meaning assigned to it under GAAP, except that the Trade Accounts Receivable shall be reduced for collectability pursuant to the following formula: (i) all Accounts Receivable that are 90 days old or less as of the Closing Date shall be credited $1.00 on the dollar; (ii) all the Trade Accounts Receivable that are between 91 and 120 days old as of the Closing Date shall be credited $.50 on the dollar; and (iv) any Accounts Receivable that are more than 120 days old as of the Closing Date shall receive no credit; provided, however, that no reduction shall be made with respect to any particular Accounts Receivable to the extent of the allowance for doubtful accounts recorded therefor.
“Transferring Parties” means the WSI Parties as to the WSI Companies; and the WCA Parties, as to the Transferred Assets.
11. General
     11.1 Costs. The parties shall pay their respective expenses (including, without limitation, the fees, disbursements and expenses of their attorneys and accountants) in connection with the negotiation and preparation of this Agreement and the consummation of the transactions contemplated hereby.
     11.2 Entire Agreement. This Agreement, together with all exhibits and schedules hereto, each of which are hereby incorporated by this reference and made a part hereof, embodies the entire agreement and understanding between the parties hereto relating to the subject matter hereof and supersedes any prior agreements and understandings relating to the subject matter hereof.
     11.3 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which collectively shall constitute one and the same instrument representing this Agreement between the parties hereto, and it shall not be necessary for the proof of this Agreement that any party produce or account for more than one such counterpart. Facsimile signatures shall be given the same force and effect as original signatures and shall be treated for all purposes and intents as original signatures.
     11.4 Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given (i) on the day of service if served personally on the party to whom notice is to be given, (ii) on the day of transmission if sent via facsimile transmission to the facsimile number given below, (iii) on the day after delivery to an overnight courier service, or (iv) on the fifth day after mailing, if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid and properly addressed, to the party as follows:

If to WCA Parent:	WCA Waste Corporation
One Riverway, Suite 1400
Houston, Texas 77056
Attention: President
Telecopy: 713-292-2455

Copy to:	Andrews Kurth LLP
600 Travis, Suite 4200
Houston, Texas 77002
Attention: Jeff Dodd
Telecopy: 713-238-7368

If to WSI Parent:	Waste Services, Inc.
1122 International Blvd., Suite 601
Burlington, Ontario
L7L 6Z8 Canada
Attention: General Counsel
Telecopy: 905-319-9408
Any party may change its address for the purpose of this Section 11.4 by giving the other party written notice of its new address in the manner set forth above.
     11.5 Modification or Waiver. This Agreement may be amended, modified or superseded, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, but only by a written instrument executed by the parties hereto. No waiver of any nature, in any one or more instances, shall be deemed to be or construed as a further or continued waiver of any condition or any breach of any other term, covenant, representation or warranty in this Agreement.
     11.6 Binding Effect and Assignment. Except as otherwise provided in this Agreement, no party hereto shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other party hereto and any such attempted assignment without such prior written consent shall be void and of no force and effect. This Agreement shall inure to the benefit of and shall be binding upon the successors and permitted assigns of the parties hereto.

     11.7 Governing Law; Venue.
     (a) THIS AGREEMENT, AND ALL QUESTIONS RELATING TO ITS VALIDITY, INTERPRETATION, PERFORMANCE AND ENFORCEMENT (INCLUDING, WITHOUT LIMITATION, PROVISIONS CONCERNING LIMITATIONS OF ACTION), SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE (EXCLUSIVE OF THE CONFLICT OF LAW PROVISIONS THEREOF) APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE.
     (b) IF ANY DISPUTE ARISES OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR THE TERMINATION THEREOF, OR THE RELATIONSHIP CREATED BY OR DESCRIBED IN THIS AGREEMENT, THE PARTIES AGREE TO BRING SUIT UPON ALL SUCH MATTERS THEN IN DISPUTE ONLY IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF TEXAS.
     (c) THE PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.
     11.8 Section Headings. The section headings contained in this Agreement are inserted for convenience of reference only and shall not affect the meaning or interpretation of this Agreement.
     11.9 Severability. If for any reason whatsoever, any one or more of the provisions hereof shall be held or deemed to be illegal, inoperative, unenforceable or invalid as applied to any particular case or in all cases, such circumstances shall not have the effect of rendering such provision illegal, inoperative, unenforceable or invalid in any other case or of rendering any of the other provisions hereof illegal, inoperative, unenforceable or invalid. Furthermore, in lieu of each such illegal, invalid, unenforceable or inoperative provision, there shall be added automatically, as part of this Agreement, a provision similar in terms of such illegal, invalid, unenforceable or inoperative provision as may be possible and as shall be legal, valid, enforceable and operative.
     11.10 Drafting. The parties acknowledge and confirm that they and/or their respective attorneys have participated jointly in the review and revision of this Agreement and that it has not been written solely by any one party or counsel for any one party. The parties therefore stipulate and agree that the rule of construction to the effect that any ambiguities are to be or may be resolved against the drafting party shall not be employed in the interpretation of this Agreement to favor any party against another.
     11.11 References. The use of the words “hereof,” “herein,” “hereunder,” “herewith,” “hereto,” “hereby,” and words of similar import shall refer to this entire Agreement, and not to any particular article, section, subsection, clause, or paragraph of this Agreement, unless the context clearly indicates otherwise.
     11.12 Calendar Days, Weeks, Months and Quarters. Unless otherwise specified herein, any reference to “day,” “week,” “month” or “quarter” herein shall mean a calendar day, week, month or quarter.
     11.13 Gender; Plural and Singular. Unless the context clearly indicates otherwise, the singular shall include the plural and vice versa. Whenever the masculine, feminine or neuter gender is used inappropriately in this Agreement, this Agreement shall be read as if the appropriate gender had been used.
     11.14 Cumulative Rights. All rights and remedies specified herein are cumulative and are in addition to, not in limitation of, any rights or remedies the parties may have by statute, at law, in equity, or otherwise, and all such rights and remedies may be exercised singularly or concurrently.
     11.15 No Implied Covenants. Each party, against the other, waives and relinquishes any right to assert, either as a claim or as a defense, that any other party is bound to perform or liable for the nonperformance of any implied covenant or implied duty or implied obligation.
     11.16 Indirect Action. Where any provision hereof refers to action to be taken by any person or party, or which such person or party is prohibited from taking, such provision shall be applicable whether the action in question is taken directly or indirectly by such person or party.
     11.17 Attorneys’ Fees. The prevailing party in any dispute between the parties arising out of the interpretation, application or enforcement of any provision hereof shall be entitled to recover all of its reasonable attorneys’ fees and costs whether suit be filed or not, including without limitation costs and attorneys’ fees related to or arising out of any trial or appellate proceedings.
     11.18 Time of the Essence. With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.
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     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above stated.

WCA PARTIES:

WCA WASTE CORPORATION, a Delaware corporation

By:	/s/ Jerome M. Kruszka

Name:	Jerome M. Kruszka
Title:	President

WCA TEXAS MANAGEMENT GENERAL, INC a Delaware corporation

By:	/s/ Jerome M. Kruszka

Name:	Jerome M. Kruszka
Title:	President

WCA MANAGEMENT LIMITED, INC, a Delaware corporation

By:	/s/ Jerome M. Kruszka

Name:	Jerome M. Kruszka
Title:	President

WCA OF FLORIDA, LLC, a Delaware limited liability company

By:	/s/ Jerome M. Kruszka

Name:	Jerome M. Kruszka
Title:	President
Signature Page to
Equity Interest and Asset Purchase and Sale Agreement

SOUTHWEST DUMPSTER, INC., a Florida corporation

By:	/s/ Jerome M. Kruszka

Name:	Jerome M. Kruszka
Title:	President

WSI PARTIES:

WASTE SERVICES, INC., a Delaware corporation

By:	/s/ Charles A. Wilcox

Name:	Charles A. Wilcox
Title:	President

WASTE SERVICES OF FLORIDA, INC., a Delaware corporation

By:	/s/ Charles A. Wilcox

Name:	Charles A. Wilcox
Title:	President

WS GENERAL PARTNER, LLC, a Texas limited liability company

By:	/s/ Charles A. Wilcox

Name:	Charles A. Wilcox
Title:	President

WASTE SERVICES LIMITED PARTNER, LLC, a Delaware limited liability company

By:	/s/ Charles A. Wilcox

Name:	Charles A. Wilcox
Title:	President
Signature Page to
Equity Interest and Asset Purchase and Sale Agreement